UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

(800) 725-2265

April 20, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on May 19, 2009, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, 29601.

The following Notice of the Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting of Shareholders. Directors and executive officers of Palmetto Bancshares, Inc. including its subsidiary, as well as representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, will be present to respond to any appropriate questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

To ensure proper representation of your shares at the Annual Meeting of Shareholders, please sign, date, and return the enclosed Proxy Card as soon as possible, even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend.

Sincerely,

L. LEON PATTERSON

Chairman and

Chief Executive Officer

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. will be held on May 19, 2009, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 for the following purposes:

1.	To elect four directors of Palmetto Bancshares, Inc.;

2.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to eliminate the requirement that stock repurchases be approved by the Company’s shareholders;

3.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to increase the authorized common stock from 10,000,000 shares to 25,000,000 shares;

4.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to authorize up to 1,000,000 shares of blank check preferred stock; and

5.	To consider and act upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The Board of Directors of Palmetto Bancshares, Inc. is not aware of any business, other than the approval of the amendments of Palmetto Bancshares, Inc.’s Articles of Incorporation and the election of directors, to come before the Annual Meeting of Shareholders.

Shareholders of record at the close of business on April 6, 2009 are entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

If shareholders approve Proposal 2 or Proposal 4 described above at the Annual Meeting of Shareholders, shareholders may have rights of dissent and appraisal under Chapter 13 of Title 33 of the South Carolina Code, a copy of which is included as Exhibit E to the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: This Proxy Statement and The Company’s Annual Report on Form 10-K are available at www.cfpproxy.com/6017. The Company’s Proxy Statement is attached to this Notice of Annual Meeting. Financial and other information concerning the Company is contained in its Annual Report on Form 10-K for the year ended December 31, 2008. Pursuant to new rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its Proxy Materials by sending you a full set of Proxy Materials, including a proxy card, and by notifying you of the availability of its Proxy Materials on the Internet. In accordance with the Securities and Exchange Commission’s rules, you may access the Company’s Proxy Materials at www.cfpproxy.com/6017, which does not have tracking tools that identify visitors to the site. If you choose to view Proxy Materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete and sign the enclosed Proxy Card, which is solicited by Palmetto Bancshares, Inc.’s Board of Directors, and mail it promptly in the enclosed envelope. If you wish, you may withdraw your Proxy Card and vote your shares in person at the Annual Meeting of Shareholders.

Please refer questions regarding directions to and parking for the Annual Meeting of Shareholders to 800.725.2265.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

April 20, 2009

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.

PROXY STATEMENT

of

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2009

The Notice of Annual Meeting of Shareholders (the “Meeting”), this Proxy Statement, and the Proxy Card (collectively, the “Proxy Materials”) are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the “Company”). Palmetto Bancshares, Inc. is the holding company for The Palmetto Bank (the “Bank”). This solicitation is being made in connection with the Meeting to be held at 3:00 p.m. on May 19, 2009 at 306 East North Street, Greenville, South Carolina 29601. The enclosed Proxy Materials are being mailed on or about April 20, 2009.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote

Shareholders of record as of the close of business on April 6, 2009 (the “Record Date”) are entitled to one vote for each share of $5.00 par value common stock of the Company then held. As of the close of business on the Record Date, the Company had 6,487,630 shares of common stock outstanding and entitled to vote.

Voting and Proxy Procedures

The Company’s Board of Directors solicits proxies so that each shareholder has the opportunity to vote on each proposal being considered at the Meeting. Each share of common stock outstanding on the Record Date will be entitled to one vote at the Meeting.

If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Meeting or by sending in your Proxy Card as described below. Execution of the enclosed Proxy Card, by completing, signing, dating, and mailing the enclosed Proxy Card in the envelope provided, will not impact your right to attend the Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you may receive a separate voting instruction form with this Proxy Statement.

Proxies for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your Proxy Card but do not specify how you want to vote your shares, the Company will vote them “for” the Company’s nominees for director and “for” each of the other items being proposed by the Board of Directors and in the discretion of the proxy holders as to any other business that may properly come before the Meeting and any adjournment of the Meeting.

Proxy Revocation Procedures

If you are a shareholder whose shares are registered in your name, you may revoke your Proxy Card at any time before it is voted by one of the following methods:

•	Submitting a duly executed Proxy Card bearing a later date which is received by the Company’s Corporate Secretary prior to the Meeting;

•	Filing a written notice of revocation with the Company’s Corporate Secretary prior to the Meeting; or

•

Appearing at the Meeting in person and giving the Company’s Corporate Secretary notice of your intention to vote in person (attendance at the Meeting will not, in and of itself, revoke a previously executed Proxy Card).

If you hold your shares in street name through a broker, bank, or other nominee, you may revoke your Proxy Card by following the instructions provided by your broker, bank, or nominee. No notice of revocation or later-dated Proxy Card will be effective until received by the Company’s Corporate Secretary within the deadlines noted above.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Other Matters Related to the Meeting

Only matters brought before the Meeting in accordance with the Company’s Bylaws will be considered. Other than the approval of the amendments of Palmetto Bancshares, Inc.’s Articles of Incorporation and the election of directors, the Company does not know of any other matters that will be presented at the Meeting. However, if any other matters properly come before the Meeting or any adjournment, the proxy holders will vote on such matters in accordance with their best judgment.

Should any nominee for director become unable to accept nomination or election, the persons acting under the Proxy Card intend to vote for the election of another person recommended by the Corporate Governance and Nominating Committee of the Board of Directors and nominated by the Board of Directors. The Company has confirmed each nominee’s willingness to serve, if elected, and has no reason to believe that any of the four nominees for director will be unable to serve if elected to office.

Elliott Davis, LLC was the Company’s independent registered public accounting firm during 2008 and has been selected as the Company’s independent registered public accounting firm for 2009. Representatives of Elliott Davis, LLC will be present at the Meeting to respond to any appropriate questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

PROPOSAL 1—ELECTION OF DIRECTORS

General Information Regarding Election of Directors

The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present, in person or by Proxy, and entitled to vote. Votes may be cast “for” or shareholders may “withhold” their vote for each nominee for election as director. Abstentions and broker nonvotes with respect to nominees will not be considered to be either affirmative or negative votes and will have no impact on the election of directors. Shareholders do not have cumulative voting rights with respect to the election of directors.

The Board of Directors has 14 members divided into three classes. At each Meeting, the Company’s shareholders elect the members of one of the three classes to three-year terms. At this Meeting, four directors are being nominated for reelection for terms expiring at the 2012 Annual Meeting of Shareholders.

Proxies, unless indicated to the contrary, will be voted “for” the reelection of the four nominees named below as directors with terms expiring at the 2012 Annual Meeting of Shareholders.

Information on Nominees and Directors

The Board of Directors nominates for election to the Board of Directors the four persons listed as nominees below. Unless shareholders “withhold” their vote for a nominee, the persons named in the enclosed Proxy Card intend to vote “for” the election of these nominees. The Board of Directors believes all nominees will be available to serve as directors. However, should any nominee become unable to serve, the persons named as proxies on the enclosed Proxy Card intend to vote for the election of such other person as the Board of Directors may nominate. The following tables set forth information regarding each nominee and continuing director, including his or her name, age, period he or she has served as a director, and occupation over the past five years.

Nominees for Reelection as Director at the 2009 Annual Meeting of Shareholders

for Terms Ending at the 2012 Annual Meeting of Shareholders

L. Leon Patterson
Age Director Since (1) Term Expiring	68 1971 2012

Mr. Patterson has served as Chairman of the Board of Directors and Chief Executive Officer of Palmetto Bancshares, Inc. since April 1990. From June 1982 to April 1994, he served as President of Palmetto Bancshares, Inc.

Mr. Patterson served as Chairman of the Board and Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004. Mr. Patterson also served as Chairman of the Board and President of The Palmetto Bank from January 1978 to February 1986, and he served as President of The Palmetto Bank in 1977.

Sam B. Phillips, Jr.
Age Director Since (1) Term Expiring	67 2000 2012

Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968 and as President and owner of Phillips Properties, Inc., a real estate holding company, since 1993.

Mr. Phillips has been Managing Partner of Fairway Group of SC, a semi-private 27-hole golf course, since 2003, and has been a partner since 2001.

Mr. Phillips has been Managing Partner of Eagle Zone LLC, a golf improvement center and pro-shop, since 2003, and has been a partner since 2001.

Mr. Phillips has been the sole shareholder of Cobblestone Group, Inc., a builder services company, since 2005.

Mr. Phillips has been a partner of WPP Water LLC, a residential water provider in Graniteville, South Carolina, since 2005.

Mr. Phillips has been a partner of WSM Holdings, LLC, owner of Sub-Air Manufacturing facility, since 2005.

Mr. Phillips has been a partner of Wyatt Real Estate Opportunity Fund, LLC, an investment company, since 2006.

Mr. Phillips has served as a partner and Board member of Woodhead, LLC (DBA Graniteville Specialty Fabrics), a textile fabric coatings company, since 2006.

Mr. Phillips has served as a partner and Board member of SubAir Systems, LLC, a manufacturing company specializing in turf management for sports fields, since 2002.

Mr. Phillips has served as a partner and Board member of Meridian Resources, Inc., a human resources outplacement firm, since 2000.

Mr. Phillips has served as a partner and Board member of Innovative Adhesives, Inc., a distributor of specialized products for sports and specialty markets, since 2006. He has served as Managing Partner since 2007.

Since 2005, Mr. Phillips has been a partner and Board member in Four Equestrian Partners, LLC, a land development company.

Mr. Phillips has been a General Partner of Azalea Fund II, LLC, an investment company, since 2004 and has been a Limited Partner of Azalea Fund I, LLC, an investment company, since 2001.

Mr. Phillips was Chairman of the Board of Directors of Power Equipment Maintenance, a company providing contract services to the power industry throughout the United States, since 2003. Power Equipment Maintenance was sold in August 2007.

Mr. Phillips has been a partner of Brett Communications, a communication and public relations firm, since 2007.

Mr. Phillips has been a partner of Southern Venture Group, a marketing and management firm specializing in real estate, since 2008.

Mr. Phillips has been a partner of Mountain Venture Group, a real estate specialty company, since 2008.

Mr. Phillips has been a partner of Southern Prestige Properties, a real estate sales and marketing company, since 2008.

Mr. Phillips has been a partner of Eagle Springs Development, LLC, a residential and commercial enterprise in Fountain Inn, South Carolina, since 2008.

L. Stewart Spinks
Age Director Since (1) Term Expiring	62 2006 2012	Mr. Spinks founded the Spinx Oil Company in 1972. He now serves as The Spinx Company, Inc.’s Chief Executive Officer. Spinx is the largest privately held gasoline convenience retailer in South Carolina. Mr. Spinks has served as Chief Executive Officer of Enigma, Inc., a real estate development company, since 1994. Mr. Spinks served as Chief Executive Officer of Spinx Foods from 1996 until its closing in 2007. He has also served as Chief Executive Officer of Trans Equipment Services, Inc., a transportation leasing company, since 1985. Mr. Spinks founded Spinx Transportation, a fuel delivery company, in 1994, and has served as President since that time.

J. David Wasson, Jr.
Age Director Since (1) Term Expiring	63 1979 2012	Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate, South Carolina, since 1974.

(1)	Does not include prior service, if any, on the Company’s banking subsidiary community Bank Boards

Continuing Directors Whose Terms End at the 2010 Annual Meeting of Shareholders

W. Fred Davis, Jr.
Age Director Since (1) Term Expiring	65 1978 2010	Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.

David P. George, Jr.
Age Director Since (1) Term Expiring	68 1973 2010	Mr. George retired as General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, in 2004. He had served in that capacity since 1964.

Michael D. Glenn
Age Director Since (1) Term Expiring	68 1994 2010	Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993.

Albert V. Smith
Age Director Since (1) Term Expiring	62 2006 2010	Mr. Smith has been an attorney with Albert V. Smith, Professional Association Law Firm since 1989. Prior to 1989, Mr. Smith was a Partner in the law firms of Turnipseed, Holland and Smith and Turnipseed, Smith and Smith.

Ann B. Smith
Age Director Since (1) Term Expiring	48 1997 2010	Ms. Smith served as the Director of Annual Giving for Clemson University from September 1986 to December 2007. Ms. Smith has served as the Clemson University Program Manager for Annual Giving / Development since December 2007.

(1)	Does not include prior service, if any, on the Company’s banking subsidiary community Bank Boards

Continuing Directors Whose Terms End at the 2011 Annual Meeting of Shareholders

John T. Gramling, II
Age Director Since (1) Term Expiring	67 1984 2011	Since 1997, Mr. Gramling has served as President of Gramling Brothers, Inc., an umbrella company engaged in the operation of orchards, real estate, development, surveying, and investments.

John D. Hopkins, Jr.
Age Director Since (1) Term Expiring	57 2004 2011	Mr. Hopkins has served as owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000.

Edward K. Snead, III
Age Director Since (1) Term Expiring	49 1997 2011	Mr. Snead has been the owner and President of Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981.

Jane S. Sosebee
Age Director Since (1) Term Expiring	52 2006 2011	From 2003 until November 2007, Ms. Sosebee was a regional director with AT&T South Carolina (formerly Southern Bell and BellSouth). Since November 2007, Ms. Sosebee has served as Director of AT&T South Carolina, a communications holding company.

Paul W. Stringer
Age Director Since (1) Term Expiring	65 1986 2011

Mr. Stringer has served as President and Chief Operating Officer of Palmetto Bancshares, Inc. since April 1994. From April 1990 to April 1994, he served as Executive Vice President of Palmetto Bancshares, Inc. From June 1982 to April 1990, Mr. Stringer served as Vice President of

Palmetto Bancshares, Inc.

Mr. Stringer has been Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank since January 2004. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

(1)	Does not include prior service, if any, on the Company’s banking subsidiary community Bank Boards

PROPOSAL 2—AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE REQUIREMENT THAT THE COMPANY’S SHAREHOLDERS APPROVE STOCK REPURCHASES

Description of the Proposed Amendment

On March 17, 2009, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation to remove the requirement that purchases by the Company of its own stock (referred to in this Proxy Statement as stock repurchases) be approved by a majority vote of the Company’s shareholders. Article Eleven of the Company’s Articles of Incorporation currently provides that:

“The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus available therefor, provided that such action may be taken by a majority vote of the shareholders.”

The proposed amendment would delete Article Eleven from the Company’s Articles of Incorporation in its entirety.

Authority of the Board of Directors to Authorize Stock Repurchases

If the amendment is approved, the Board of Directors of the Company will have the power to authorize the Company to repurchase its stock without shareholder approval if the repurchase complies with applicable laws.

Under South Carolina law, the Company may not repurchase its shares if, after giving effect to the repurchase:

•	The Company would not be able to pay its debts as they become due in the usual course of business; or

•

The Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Banking regulations also place limitations on the Company’s ability to repurchase its stock.

Purpose of the Amendment

Depending on market conditions, the purchase price, and other considerations, the Board of Directors believes that it may be desirable for the Company to make stock repurchases in the future. Stock repurchases improve the Company’s operating performance on a per share basis and have the potential to enhance the market price per share of the Company’s stock in the long-term. The Board of Directors believes that eliminating the requirement of shareholder approval for stock repurchases is in the best interests of the Company and its shareholders because, if approved, it will give the Company the flexibility to repurchase shares from time to time when deemed desirable by the Board of Directors, subject to applicable law, without the delay or expense associated with obtaining shareholder approval.

From time to time, the Company becomes aware that a shareholder desires to sell shares of the Company’s stock, and the Company has the opportunity to offer to purchase those shares (subject to restrictions imposed by applicable law as described above). Sometimes the number of shares offered for sale is small. In that circumstance, the repurchase by the Company of the shares may not be justified in light of the expense and use of management’s time associated with obtaining shareholder approval of the repurchase but may be justified if shareholder approval were not required. Therefore, the Board of Directors believes that, in some circumstances, eliminating the requirement of shareholder approval for stock repurchases will provide the Company with the flexibility to make stock repurchases that are in the best interests of the Company and its shareholders that would not otherwise be made if shareholder approval was required.

In addition, the Board of Directors believes that even if a potential stock repurchase involves a significant number of shares, it is desirable for the Board of Directors to have the power to authorize the stock repurchase without shareholder approval. To obtain shareholder approval, the Company must call and hold a shareholder meeting and solicit proxies. This causes the Company to incur significant expenses and uses significant amounts of management’s time. It generally takes 60 days or more for the Company to call a special meeting of shareholders and solicit proxies. Substantial changes in the price of the Company’s stock could occur over such period of time causing the Company to lose the opportunity to purchase its stock at a more favorable price.

Regardless of whether shareholder approval is required, the Board of Directors’ fiduciary duties to the Company’s shareholders require it to authorize a stock repurchase only if it believes that the stock repurchase is in the best interests of the Company and its shareholders. The Board of Directors is required to use prudent business judgment in determining whether to authorize a stock repurchase. Therefore even if shareholders relinquish their right to approve stock repurchases, they retain some protection from the Board of Directors’ obligation to fulfill its fiduciary duties.

If the amendment is approved, the Company expects that it will consider repurchasing shares of its stock from time to time. As of the date of this Proxy Statement, however, the Board of Directors does not have any understandings, agreements, or commitments to repurchase shares of its stock.

Vote Required to Approve the Amendment

For the amendment to be approved, a quorum must be present at the Meeting and 2/3rds of the shares of common stock outstanding on the Record Date must be voted in favor of the amendment. Therefore, broker nonvotes and abstentions will have the same impact as votes “against” the amendment. Broker nonvotes and abstentions will count in determining whether a quorum is present at the Meeting.

If the amendment is not approved by the requisite shareholder vote described above, it will not become effective.

Dissenters’ Rights

Right to Dissent

If the Company’s shareholders approve this amendment at the Meeting, shareholders may be entitled to assert dissenters’ rights under Chapter 13 of Title 33 of the South Carolina Code (“Chapter 13 of the SC Code”). Dissenters’ rights are rights to obtain payment in cash for the Company’s shares in accordance with the procedure set forth in Chapter 13 of the SC Code.

The following is a summary of the statutory procedures that a shareholder must follow to dissent from the amendment and to perfect his or her dissenters’ rights under Chapter 13 of the SC Code. The following summary is not a complete description of Chapter 13 of the SC Code and is qualified in its entirety by the full text of Chapter 13 of the SC Code, a copy of which is attached to this Proxy Statement as Exhibit E.

The requirements of Chapter 13 of the SC Code are complex. Any shareholder who is considering exercising dissenters’ rights should carefully read Exhibit E. The Company also recommends that any shareholder who is considering exercising dissenters’ rights consult with an attorney.

If the Company’s shareholders approve the amendment at the Meeting, each shareholder of the Company who complies with Chapter 13 of the SC Code may be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares.

Notice of Intent to Demand Payment

A shareholder who desires to assert dissenters’ rights and receive cash payment of the fair value of his or her shares:

•	Must give to the Company, before the vote is taken at the Meeting, written notice of his or her intent to demand payment for his or her shares if the amendment is effectuated; and

•	Must not vote his or her shares in favor of the amendment.

If a shareholder does not satisfy both of these conditions, the shareholder will not be entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder should send his or her notice of intent to demand payment for his or her shares to:

Palmetto Bancshares, Inc.

306 East North Street, Greenville, South Carolina, 29601

Attention: Corporate Secretary

If a shareholder fails to vote against or abstain from the vote regarding the amendment, his or her failure to do so will constitute a waiver of his or her dissenters’ rights. A shareholder’s vote against the amendment, however, will not by itself be deemed to satisfy the notice requirement described above. To assert dissenters’ right, a shareholder must also give notice to the Company of his or her intent to demand payment for his or her shares, as described above.

Except as described in the following sentence, the holder of record of the Company’s shares must assert dissenters’ rights as to the shares held of record by him or her. A beneficial owner of the Company’s shares, however, may assert dissenters’ rights as to shares held on his or her behalf if (1) he or she dissents with respect to all of the Company’s shares of which he or she is the beneficial owner or over which he or she has the power to direct the vote; and (2) he or she notifies the Company in writing of the name and address of the record shareholder of the shares, if known to him or her.

A record owner, such as a broker or bank, that holds shares of the Company’s stock as a nominee for others, may exercise dissenters’ rights with respect to fewer than all shares registered in its name if (1) the record owner dissents with respect to all shares of the Company’s stock beneficially owned by any one person; and (2) the record owner notifies the Company of the name and address of each person on whose behalf it asserts dissenters’ rights.

Dissenters’ Notice

If the Company’s shareholders approve the amendment at the Meeting, the Company will be required to deliver a written dissenters’ notice to all shareholders who properly gave notice as described above under Notice of Intent to Demand Payment. The Company must deliver the dissenters’ notice no later than 10 days after the shareholders approve the amendment, and the Company must:

•	State where the payment demand must be sent and where certificates for certificated shares must be deposited;

•	Inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

•

Supply a form for demanding payment that includes the date of this Proxy Statement (the date of first announcement to shareholders of the terms of the amendment) and requires that the person asserting dissenters’ rights certify whether or not he or she or, if he or she is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership before the date of this Proxy Statement;

•	Set a date by which the Company must receive the payment demand (not fewer than 30 nor more than 60 days after the Company delivers the dissenters’ notice);

•	Set a date by which certificates for certificated shares must be deposited (not earlier than 20 days after the demand date); and

•	Be accompanied by a copy of Chapter 13 of the SC Code.

Payment Demand

A shareholder who receives a dissenters’ notice must (1) demand payment; (2) certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters’ rights) acquired beneficial shares before the date of this Proxy Statement (the date of the first announcement to shareholders of the terms of the amendment); and (3) deposit his or her certificates in accordance with the terms of the dissenters’ notice. A shareholder who does not comply substantially with the requirement that he or she demand payment and deposit his or her share certificates where required, each by the date set forth in the dissenters’ notice, is not entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder who is entitled to receive a dissenters’ notice has a limited time after the Company delivers the dissenters’ notice to demand payment for his or her shares. A shareholder who is entitled to receive a dissenters’ notice will be notified in the dissenters’ notice of the date by which the Company must receive his or her payment demand.

Payment

As soon as the amendment to the Company’s Articles of Incorporation is effective (which will occur when the Company files the amendment with the South Carolina Secretary of State) or upon receipt of a payment demand, the Company must pay each dissenter who substantially complied with the requirements described above under Payment Demand the amount that the Company estimates to be the fair value of his or her shares, plus accrued interest. The Company’s payment must be accompanied by:

•

The Company’s balance sheet as of December 31, 2008, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	A statement of the Company’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

•	An explanation of how the interest was calculated;

•	A statement of the dissenter’s right to demand additional payment if dissatisfied with the Company’s payment; and

•	A copy of Chapter 13 of the SC Code.

If the Company does not cause the amendment to become effective by filing it with the South Carolina Secretary of State within 60 days after the date set for demanding payment and depositing share certificates, the Company, within the same 60 day period, must return the deposited certificates. If the Company causes the amendment to become effective after returning the deposited certificates, the Company must send to each dissenter a new dissenters’ notice and must repeat the payment demand procedure.

Procedure if Dissatisfied with Payment

A dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due and may demand payment of the excess of his or her estimate over the amount paid by the Company, if:

•	The dissenter believes that the amount paid by the Company is less than the fair value of his or her shares or that the interest due is calculated incorrectly;

•	The Company fails to make payment within 60 days after the date set for demanding payment; or

•	The Company, having failed to cause the amendment to become effective, does not return the deposited certificates within 60 days after the date set for demanding payment.

A shareholder waives his or her right to demand additional payment unless he or she notifies the Company of his or her demand in writing within 30 days after the Company made payment for his or her shares. If a shareholder fails to notify the Company of his or her demand for additional payment within the 30 day period, the shareholder will be deemed to have waived his or her right to demand additional payment.

Court Action

If a dissenter’s demand for additional payment remains unsettled, the Company is required under Chapter 13 of the SC Code to commence a proceeding within 60 days after receiving the demand for additional payment and to petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence a proceeding within the 60 day period, the Company must pay each dissenter whose demand remains unsettled the amount demanded.

The court will make all dissenters whose demands remain unsettled a party to the proceeding. The court will make a finding as to the amount, if any, by which the fair value of the dissenters’ shares, plus accrued interest, exceeds the amount paid by the Company. Each dissenter who is a party to the proceeding is entitled to judgment for that amount.

The court will assess the costs of the proceeding, including the reasonable compensation and expense of appraisers appointed by the court, against the Company, except that the court may assess costs against some or all of the dissenters, in amounts that the court finds equitable, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding additional payment. The court may also assess the fees and expenses of counsel and experts of the parties, in amounts that the court finds equitable:

•	Against the Company and in favor of any or all dissenters if the court finds that the Company did not comply substantially with Chapter 13 of the SC Code; or

•

Against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

Not Voting in Favor of Amendment Does Not Perfect Dissenters’ Rights

Not voting in favor of the amendment is not sufficient for a shareholder to perfect his or her dissenters’ rights and receive the fair value of his or her shares of the Company’s stock. A shareholder must also comply with all other conditions set forth in Chapter 13 of the SC Code, including giving notice of his or her intent to demand payment for his or her shares and demanding payment and depositing certificates in accordance with the dissenters’ notice.

The Company recommends that each shareholder who is considering exercising his or her dissenters’ rights consult with an attorney.

Procedure for Amending the Articles of Incorporation

If this amendment is approved by the Company’s shareholders at the Meeting, and the amendments described in Proposal 3 (Increase in Authorized Common Stock) and Proposal 4 (Authorization of Blank Check Preferred Stock) of this Proxy Statement are also approved by the Company’s shareholders at the Meeting, the Company will file the Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A with the South Carolina Secretary of State, and the amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation.

The Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A incorporate the amendments to the Company’s Articles of Incorporation described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases), Proposal 3 (Increase in Authorized Common Stock), and Proposal 4 (Authorization of Blank Check Preferred Stock) of this Proxy Statement. The Amended and Restated Articles of Incorporation otherwise contain the same provisions as the Company’s existing Articles of Incorporation, as amended.

If this amendment is approved by the Company’s shareholders, but the amendment described in Proposal 3 (Increase in Authorized Common Stock) or the amendment described in Proposal 4 (Authorization of Blank Check Preferred Stock), or both, are not approved, the Company will file an amendment to its Articles of Incorporation with the South Carolina Secretary of State to delete Article Eleven of its Articles of Incorporation, and the amendment will be effective upon filing.

The Board of Directors recommends that the shareholders vote FOR the amendment to the Company’s Articles of Incorporation to eliminate the requirement that stock repurchases be approved by a majority vote of the Company’s shareholders.

PROPOSAL 3—AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 25,000,000 SHARES

Description of the Proposed Amendment

On March 17, 2009, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 10,000,000 shares to 25,000,000 shares.

If approved by the Company’s shareholders, the additional shares of authorized common stock will have rights identical to the shares of common stock currently authorized by the Company’s Articles of Incorporation.

Current Capitalization of the Company

The Company’s Articles of Incorporation currently authorize the Company to issue up to 10,000,000 shares of common stock.

As of April 6, 2009, a total of 6,865,420 shares of the Company’s common stock were issued and outstanding, subject to stock options or restricted stock grants, or reserved for issuance under the Company’s 2008 Restricted Stock Plan, as follows:

•	6,450,090 shares issued and outstanding;

•	165,330 shares subject to stock options granted under the Company’s 1997 Stock Compensation Plan;

•	37,540 shares issued and outstanding under the Company’s 2008 Restricted Stock Plan; and

•	212,460 shares reserved for additional grants under the Company’s 2008 Restricted Stock Plan.

There are no remaining shares reserved for grants under the Company’s 1997 Stock Compensation Plan, and the Company does not plan to reserve additional shares for grants under the Company’s 1997 Stock Compensation Plan.

As of April 6, 2009, the Company had 3,134,580 shares of common stock unreserved and available for future issuance.

Authority of the Board of Directors to Issue Additional Common Stock

If this amendment is approved and the Company is authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by the Company’s shareholders, unless shareholder approval is required by applicable law in connection with a particular transaction.

Purpose of the Amendment

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the authorized common stock of the Company because the additional common shares will give the Company the flexibility to meet its future needs for unreserved common shares without the expense and delay associated with obtaining shareholder approval to effect an increase in authorized common shares when needed.

Additional common shares may be issued by the Company in connection with equity financing to raise capital, current or future equity compensation plans for the Company’s directors, officers, and employees, acquisitions, stock splits, and other corporate purposes. The Board of Directors believes that it may be desirable to effect a stock split to reduce the per share price of the Company’s stock. A lower price per share provides the Company’s shareholders with more flexibility when selling shares.

Additional common shares could also be issued by the Company for the purpose of countering an unsolicited takeover attempt or other proposal by a third party to obtain control of the Company that is opposed by the Board of Directors. For example, the Board of Directors could authorize the Company to issue common shares as part of a strategy to dilute the stock ownership of the person seeking to effect the transaction. The Board of Directors, however, is not currently aware of any attempt to acquire or obtain control of the Company, and the Board of Directors has no plans to issue common shares related to any such attempt.

As of the date of this Proxy Statement, the Board of Directors does not have any understandings, agreements, or commitments to issue common stock of the Company or to reserve additional common stock for issuance under the Company’s current or future equity compensation plans.

Dilution to Existing Shareholders

The Company’s shareholders do not have preemptive rights. If and when the Board of Directors decides to issue additional shares of common stock, the Company’s existing shareholders will not have a right to purchase those shares. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of the Company’s existing shareholders and will dilute earnings per share of common stock. Depending on the price at which the shares are issued, an issuance may reduce the book value of the Company’s common shares.

Vote Required to Approve the Amendment

For the amendment to be approved, a quorum must be present at the Meeting and 2/3rds of the shares of common stock outstanding on the Record Date must be voted in favor of the amendment. Therefore, broker nonvotes and abstentions will have the same impact as votes “against” the amendment. Broker nonvotes and abstentions will count in determining whether a quorum is present at the Meeting.

If the amendment is not approved by the requisite shareholder vote described above, it will not become effective. Shareholders have no dissenters’ rights or rights of appraisal with respect to the vote to approve this amendment.

Procedure for Amending the Articles of Incorporation

If this amendment is approved by the Company’s shareholders at the Meeting, and the amendments described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) and Proposal 4 (Authorization of Blank Check Preferred Stock) of this Proxy Statement are also approved by the Company’s shareholders at the Meeting, the Company will file the Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A with the South Carolina Secretary of State, and the amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation.

The Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A incorporate the amendments to the Company’s Articles of Incorporation described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases), Proposal 3 (Increase in Authorized Common Stock), and Proposal 4 (Authorization of Blank Check Preferred Stock) of this Proxy Statement. The Amended and Restated Articles of Incorporation otherwise contain the same provisions as the Company’s existing Articles of Incorporation, as amended.

If this amendment and the amendment described in Proposal 4 (Authorization of Blank Check Preferred Stock) are approved by the Company’s shareholders, but the amendment described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) is not approved, the Company will file an amendment to its Articles of Incorporation substantially in the form attached to this Proxy Statement as Exhibit B with the South Carolina Secretary of State, and the amendment will be effective upon filing. The form of amendment to the Company’s Articles of Incorporation attached to this Proxy Statement as Exhibit B incorporates the amendments described in this Proposal 3 (Increase in Authorized Common Stock) and in Proposal 4 (Authorization of Blank Check Preferred Stock).

If this amendment is approved by the Company’s shareholders, but the amendments described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) and Proposal 4 (Authorization of Blank Check Preferred Stock) are not approved by the Company’s shareholders, the Company will file an amendment to its Articles of Incorporation substantially in the form attached to this Proxy Statement as Exhibit C with the South Carolina Secretary of State, and the amendment will be effective upon filing. The form of amendment to the Company’s Articles of Incorporation attached to this Proxy Statement as Exhibit C incorporates only the amendment described in this Proposal 3 (Increase in Authorized Common Stock).

The Board of Directors recommends that the shareholders vote FOR the amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue.

PROPOSAL 4—AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE UP TO 1,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Description of the Proposed Amendment

On March 17, 2009, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation to authorize the Company to issue up to 1,000,000 shares of preferred stock. The preferred stock approved by the Board of Directors is commonly referred to as blank check preferred stock because the Board of Directors has the discretion to designate, from time to time by resolution, one or more series of the preferred stock and to designate the rights, privileges, and preferences of each series of preferred stock.

If approved, the amendment will give the Board of Directors the authority, without further action by the shareholders (except as may be required by applicable law), to issue shares of preferred stock from time to time in one or more series and to designate before the issuance with respect to each series:

(a)	The distinctive serial designation and the number of shares constituting a series;

(b)	The dividend rate or rates, whether dividends are cumulative (and if so, on what terms and conditions), the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)	The voting rights, full or limited, if any, of the shares of the series, which could include the right to elect a specified number of directors if dividends on the series are not paid in a specified period of time;

(d)	Whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms, and conditions may vary under different conditions and at different redemption dates;

(e)	The amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company prior to any payment or distribution of the assets of the Company to any class or classes of stock of the Company ranking junior to the series;

(f)	Whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

(g)	Whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h)	Any other preferences, privileges, and powers, any relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions of a series as the Board of Directors may deem advisable and as are not inconsistent with the provisions of the Company’s Articles of Incorporation.

All of the shares of any one series of the preferred stock will be identical in all respects.

Current Capitalization of the Company

The Company’s Articles of Incorporation currently authorize the Company to issue up to 10,000,000 shares of common stock. As described in Proposal 3 of this Proxy Statement, the Company is seeking shareholder approval to increase the authorized common stock of the Company from 10,000,000 common shares to 25,000,000 common shares.

The Company’s Articles of Incorporation currently do not authorize the Company to issue any shares of preferred stock.

Description of the Common Stock of the Company

Voting

The holders of common stock of the Company currently possess exclusive voting rights in the Company. On matters submitted to the shareholders of the Company for a vote, the holders of common stock are entitled to one vote for each share held. Shareholders do not have cumulative voting rights.

Dividends

Holders of shares of common stock are currently entitled to receive any dividends declared by the Board of Directors out of funds legally available for distribution. The ability of the Company to pay dividends depends on the ability of the Bank to pay dividends to the Company, which is subject to limitations provided by law and by banking regulations.

Liquidation Rights

In the event of a liquidation or dissolution of the Company, the holders of shares of common stock currently are entitled to receive the net assets of the Company, ratably in proportion to the number of shares of common stock held by them, after payment or provision for payment of all debts and liabilities of the Company.

Authority of the Board of Directors to Issue Preferred Stock

If the amendment is approved and the Company is authorized to issue 1,000,000 shares of preferred stock, the Board of Directors will determine whether, when, and on what terms to issue the shares of preferred stock without further action by the Company’s shareholders, unless shareholder approval is required by applicable law in connection with a particular transaction.

If the Board of Directors authorizes the Company to issue a series of preferred stock, the Board of Directors will have the discretion to designate the rights, privileges, and preferences of the series of preferred stock.

Purpose of the Amendment

Companies frequently use blank check preferred stock as a means of raising capital and making acquisitions. In some financing transactions, the terms of the securities that are issued are highly negotiated and tailored to meet the needs of the investors and the issuing company. The terms of those securities commonly include a liquidation preference, a dividend preference, a right to convert the securities to common stock, and other protections and rights not found in common stock.

If a company is authorized to issue blank check preferred stock, the Board of Directors of the company, without shareholder approval, can designate a series of preferred stock to issue in connection with a financing transaction and can designate the rights, privileges, and preferences of the series of preferred stock to meet the negotiated terms of the transaction.

The Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to supplement its authorized common stock by creating an undesignated class of preferred stock to increase the Company’s flexibility in structuring capital raising transactions and other strategic transactions. In addition, the Board of Directors believes that it is desirable for Board of Directors to have the authority to issue shares of preferred stock without shareholder approval to provide the maximum speed and flexibility with respect to future transactions.

The Company did not apply to participate in the United States (“U.S.”) Department of Treasury’s Troubled Asset Relief Capital Purchase Program. To participate in the program, qualifying financial institutions agreed to sell shares of their preferred stock to the U.S. Department of Treasury on terms determined by the U.S. Department of Treasury. Based on the fact that the Company and the Bank were well capitalized (at the time of participation considerations) as determined under applicable banking regulations, the Board of Directors believed that it was not in the best interests of the Company and its shareholders to obtain financing pursuant to the terms of the U.S. Department of Treasury’s Troubled Asset Relief Capital Purchase Program.

If the U.S. Department of Treasury offers other financing opportunities in the future, however, the Board of Directors may consider whether it is desirable for the Company to take advantage of such opportunities. Although the Board of Directors expects that the Company and the Bank will remain well capitalized, the Board of Directors may determine that the Company’s failure to participate in future financing opportunities would place the Company at a competitive disadvantage with respect to its competitors that elect to participate. Whether the Company will participate in any future financing opportunities will depend, among other things, on the terms of the financing, the Company’s financial position at that time, the cost to the Company of alternative capital at that time, and the Company’s strategy at that time for the use of additional capital.

If the Company’s shareholders approve the amendment and the Company is authorized to issue preferred stock, the Board of Directors will have the flexibility in the future to participate in programs similar to the U.S. Department of Treasury’s Troubled Asset Relief Capital Purchase Program without obtaining shareholder approval. In addition, the Board of Directors, without shareholder approval, could authorize the Company to issue preferred stock in connection with other financing transactions or strategic transactions.

Even if the amendment is not approved by the Company’s shareholders, the Company could participate in the future in a program similar to the U.S. Department of Treasury’s Trouble Asset Relief Capital Purchase Program or issue preferred stock in connection with another financing transaction or strategic transaction. The Company would be required, however, to obtain shareholder approval at that time to authorize the Company to issue preferred stock in connection with the transaction.

The Company could also issue preferred shares for the purposes of countering an unsolicited takeover attempt or other proposal by a third party to obtain control of the Company that is opposed by the Board of Directors. For example, the Board of Directors could authorize the Company to issue preferred shares as part of a strategy to dilute the stock ownership of the person seeking to effect the transaction. The Board of Directors, however, is not currently aware of any attempt to acquire or obtain control of the Company, and the Board of Directors currently has no plans to issue preferred shares related to any such attempt.

As of the date of this Proxy Statement, the Board of Directors does not have any understandings, agreements, or commitments to issue preferred stock of the Company.

Impact of Issuance of Preferred Stock on Existing Shareholders

As a result of the issuance of preferred stock, the rights of the holders of common stock of the Company may be adversely impacted.

The Company is unable to determine the actual impact of the issuance of any series of preferred stock on the rights of the holders of common stock of the Company until the Board of Directors designates the rights, privileges, and preferences of a series of preferred stock. The Board of Directors will have the authority to establish the specific terms of the preferred stock.

However, it is likely that the holders of shares of preferred stock, if issued, will have rights that are superior to the rights of the holders of the Company’s common stock. For example, the terms of the preferred stock might:

(1)	Restrict the Company’s ability to pay dividends to the holders of common stock or the amount of dividends that the Company can pay to the holders of common stock;

(2)	Restrict the Company’s ability to repurchase outstanding common stock;

(3)	Dilute the voting power of the holders of commons stock;

(4)	Dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and

(5)	Restrict the distribution of assets to the holders of common stock upon a liquidation or dissolution of the Company until the Company satisfies any liquidation preference granted to the holders of preferred stock.

Vote Required to Approve the Amendment

For the amendment to be approved, a quorum must be present at the Meeting and 2/3rds of the shares of common stock outstanding on the Record Date must be voted in favor of the amendment. Therefore, broker nonvotes and abstentions will have the same impact as votes “against” the amendment. Broker nonvotes and abstentions will count in determining whether a quorum is present at the Meeting.

If the amendment is not approved by the requisite shareholder vote described above, it will not become effective.

Dissenters’ Rights

Right to Dissent

If the Company’s shareholders approve this amendment at the Meeting, shareholders may be entitled to assert dissenters’ rights under Chapter 13 of the SC Code. Dissenters’ rights are rights to obtain payment in cash for the Company’s shares in accordance with the procedure set forth in Chapter 13 of the SC Code.

The following is a summary of the statutory procedures that a shareholder must follow to dissent from the amendment and to perfect his or her dissenters’ rights under Chapter 13 of the SC Code. The following summary is not a complete description of Chapter 13 of the SC Code and is qualified in its entirety by the full text of Chapter 13 of the SC Code, a copy of which is attached to this Proxy Statement as Exhibit E.

The requirements of Chapter 13 of the SC Code are complex. Any shareholder who is considering exercising dissenters’ rights should carefully read Exhibit E. The Company also recommends that any shareholder who is considering exercising dissenters’ rights consult with an attorney.

If the Company’s shareholders approve the amendment at the Meeting, each shareholder of the Company who complies with Chapter 13 of the SC Code may be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares.

Notice of Intent to Demand Payment

A shareholder who desires to assert dissenters’ rights and receive cash payment of the fair value of his or her shares:

•	Must give to the Company, before the vote is taken at the Meeting, written notice of his or her intent to demand payment for his or her shares if the amendment is effectuated; and

•	Must not vote his or her shares in favor of the amendment.

If a shareholder does not satisfy both of these conditions, the shareholder will not be entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder should send his or her notice of intent to demand payment for his or her shares to:

Palmetto Bancshares, Inc.

306 East North Street, Greenville, South Carolina, 29601

Attention: Corporate Secretary

If a shareholder fails to vote against or abstain from the vote regarding the amendment, his or her failure to do so will constitute a waiver of his or her dissenters’ rights. A shareholder’s vote against the amendment, however, will not by itself be deemed to satisfy the notice requirement described above. To assert dissenters’ right, a shareholder must also give notice to the Company of his or her intent to demand payment for his or her shares, as described above.

Except as described in the following sentence, the holder of record of the Company’s shares must assert dissenters’ rights as to the shares held of record by him or her. A beneficial owner of the Company’s shares, however, may assert dissenters’ rights as to shares held on his or her behalf if (1) he or she dissents with respect to all of the Company’s shares of which he or she is the beneficial owner or over which he or she has the power to direct the vote; and (2) he or she notifies the Company in writing of the name and address of the record shareholder of the shares, if known to him or her.

A record owner, such as a broker or bank, that holds shares of the Company’s stock as a nominee for others, may exercise dissenters’ rights with respect to fewer than all shares registered in its name if (1) the record owner dissents with respect to all shares of the Company’s stock beneficially owned by any one person; and (2) the record owner notifies the Company of the name and address of each person on whose behalf it asserts dissenters’ rights.

Dissenters’ Notice

If the Company’s shareholders approve the amendment at the Meeting, the Company will be required to deliver a written dissenters’ notice to all shareholders who properly gave notice as described above under Notice of Intent to Demand Payment. The Company must deliver the dissenters’ notice no later than 10 days after the shareholders approve the amendment, and the Company must:

•	State where the payment demand must be sent and where certificates for certificated shares must be deposited;

•	Inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

•

Supply a form for demanding payment that includes the date of this Proxy Statement (the date of first announcement to shareholders of the terms of the amendment) and requires that the person asserting dissenters’ rights certify whether or not he or she or, if he or she is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership before the date of this Proxy Statement;

•	Set a date by which the Company must receive the payment demand (not fewer than 30 nor more than 60 days after the Company delivers the dissenters’ notice);

•	Set a date by which certificates for certificated shares must be deposited (not earlier than 20 days after the demand date); and

•	Be accompanied by a copy of Chapter 13 of the SC Code.

Payment Demand

A shareholder who receives a dissenters’ notice must (1) demand payment; (2) certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters’ rights) acquired beneficial shares before the date of this Proxy Statement (the date of the first announcement to shareholders of the terms of the amendment); and (3) deposit his or her certificates in accordance with the terms of the dissenters’ notice. A shareholder who does not comply substantially with the requirement that he or she demand payment and deposit his or her share certificates where required, each by the date set forth in the dissenters’ notice, is not entitled to payment for his or her shares under Chapter 13 of the SC Code.

A shareholder who is entitled to receive a dissenters’ notice has a limited time after the Company delivers the dissenters’ notice to demand payment for his or her shares. A shareholder who is entitled to receive a dissenters’ notice will be notified in the dissenters’ notice of the date by which the Company must receive his or her payment demand.

Payment

As soon as the amendment to the Company’s Articles of Incorporation is effective (which will occur when the Company files the amendment with the South Carolina Secretary of State) or upon receipt of a payment demand, the Company must pay each dissenter who substantially complied with the requirements described above under Payment Demand the amount that the Company estimates to be the fair value of his or her shares, plus accrued interest. The Company’s payment must be accompanied by:

•

The Company’s balance sheet as of December 31, 2008, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	A statement of the Company’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

•	An explanation of how the interest was calculated;

•	A statement of the dissenter’s right to demand additional payment if dissatisfied with the Company’s payment; and

•	A copy of Chapter 13 of the SC Code.

If the Company does not cause the amendment to become effective by filing it with the South Carolina Secretary of State within 60 days after the date set for demanding payment and depositing share certificates, the Company, within the same 60 day period, must return the deposited certificates. If the Company causes the amendment to become effective after returning the deposited certificates, the Company must send to each dissenter a new dissenters’ notice and must repeat the payment demand procedure.

Procedure if Dissatisfied with Payment

A dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due and may demand payment of the excess of his or her estimate over the amount paid by the Company, if:

•	The dissenter believes that the amount paid by the Company is less than the fair value of his or her shares or that the interest due is calculated incorrectly;

•	The Company fails to make payment within 60 days after the date set for demanding payment; or

•	The Company, having failed to cause the amendment to become effective, does not return the deposited certificates within 60 days after the date set for demanding payment.

A shareholder waives his or her right to demand additional payment unless he or she notifies the Company of his or her demand in writing within 30 days after the Company made payment for his or her shares. If a shareholder fails to notify the Company of his or her demand for additional payment within the 30 day period, the shareholder will be deemed to have waived his or her right to demand additional payment.

Court Action

If a dissenter’s demand for additional payment remains unsettled, the Company is required under Chapter 13 of the SC Code to commence a proceeding within 60 days after receiving the demand for additional payment and to petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence a proceeding within the 60 day period, the Company must pay each dissenter whose demand remains unsettled the amount demanded.

The court will make all dissenters whose demands remain unsettled a party to the proceeding. The court will make a finding as to the amount, if any, by which the fair value of the dissenters’ shares, plus accrued interest, exceeds the amount paid by the Company. Each dissenter who is a party to the proceeding is entitled to judgment for that amount.

The court will assess the costs of the proceeding, including the reasonable compensation and expense of appraisers appointed by the court, against the Company, except that the court may assess costs against some or all of the dissenters, in amounts that the court finds equitable, to the extent that the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding additional payment. The court may also assess the fees and expenses of counsel and experts of the parties, in amounts that the court finds equitable:

•	Against the Company and in favor of any or all dissenters if the court finds that the Company did not comply substantially with Chapter 13 of the SC Code; or

•

Against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

Not Voting in Favor of Amendment Does Not Perfect Dissenters’ Rights

Not voting in favor of the amendment is not sufficient for a shareholder to perfect his or her dissenters’ rights and receive the fair value of his or her shares of the Company’s stock. A shareholder must also comply with all other conditions set forth in Chapter 13 of the SC Code, including giving notice of his or her intent to demand payment for his or her shares and demanding payment and depositing certificates in accordance with the dissenters’ notice.

The Company recommends that each shareholder who is considering exercising his or her dissenters’ rights consult with an attorney.

Procedure for Amending the Articles of Incorporation

If this amendment is approved by the Company’s shareholders at the Meeting, and the amendments described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) and Proposal 3 (Increase in Authorized Common Stock) of this Proxy Statement are approved by the Company’s shareholders at the Meeting, the Company will file the Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A with the South Carolina Secretary of State, and the amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation.

The Amended and Restated Articles of Incorporation attached to this Proxy Statement as Exhibit A incorporate the amendments to the Company’s Articles of Incorporation described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases), Proposal 3 (Increase in Authorized Common Stock), and Proposal 4 (Authorization of Blank Check Preferred Stock) of this Proxy Statement. The Amended and Restated Articles of Incorporation otherwise contain the same provisions as the Company’s existing Articles of Incorporation, as amended.

If this amendment and the amendment described in Proposal 3 (Increase in Authorized Common Stock) are approved by the Company’s shareholders, but the amendment described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) is not approved, the Company will file an amendment to its Articles of Incorporation substantially in the form attached to this Proxy Statement as Exhibit B with the South Carolina Secretary of State, and the amendment will be effective upon filing. The form of amendment to the Company’s Articles of Incorporation attached to this Proxy Statement as Exhibit B incorporates the amendments described in this Proposal 4 (Authorization of Blank Check Preferred Stock) and in Proposal 3 (Increase in Authorized Common Stock).

If this amendment is approved by the Company’s shareholders, but the amendments described in Proposal 2 (Elimination of Shareholder Approval for Stock Repurchases) and Proposal 3 (Increase in Authorized Common Stock) are not approved by the Company’s shareholders, the Company will file an amendment to its Articles of Incorporation substantially in the form attached to this Proxy Statement as Exhibit D with the South Carolina Secretary of State, and the amendment will be effective upon filing. The form of amendment to the Company’s Articles of Incorporation attached to this Proxy Statement as Exhibit D incorporates only the amendment described in this Proposal 4 (Authorization of Blank Check Preferred Stock).

The Board of Directors recommends that the shareholders vote FOR the amendment to the Company’s Articles of Incorporation to authorize the Company to issue up to 1,000,000 shares of preferred stock.

EXECUTIVE OFFICERS

The Board of Directors appoints the Company’s and the Bank’s executive officers. All executive officers serve until their successors are duly appointed or until their earlier death, resignation, or retirement. The following persons served as executive officers of the Company and/or the Bank during the year ended December 31, 2008.

Name	Age	Palmetto Bancshares, Inc. and Subsidiary Offices Held

L. Leon Patterson	*	*

Paul W. Stringer	*	*

George A. Douglas, Jr.	57	Mr. Douglas was appointed President and Chief Retail Officer of the Bank in January 2004. Mr. Douglas served as Executive Vice President of the Bank from September 1999 to December 2003 and as Senior Vice President of the Bank from July 1993 to August 1999.

W. Michael Ellison	56	Mr. Ellison was appointed Executive Vice President and Chief Credit Officer of the Bank in January 2001. He served as Senior Vice President from March 2000 to December 2000.

Teresa W. Knight	54	Ms. Knight was appointed Executive Vice President (Bank Administration, Human Resources and Marketing) of the Bank in September 1999. She served as Senior Vice President of the Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of the Bank.

Hubert E. Tuttle, III	41	Mr. Tuttle was appointed Executive Vice President (Palmetto Trust and Investment Group) of the Bank in January 2006. From January 2001 until that time, Mr. Tuttle served as Senior Vice President of the Bank. From August 1997 until December 2000, Mr. Tuttle served as Vice President of the Bank.

Matthew I. Walter	43	Mr. Walter was appointed Executive Vice Present (Investments) of the Bank in January 2006. From January 2000 until December 2005, Mr. Walter served as Senior Vice President of the Bank. From January 1997 until December 1999, Mr. Walter served as Vice President of the Bank, and from January 1994 until December 1996, Mr. Walter served as a Bank Officer. Between August 1990 and December 1993, Mr. Walter held three positions concurrently: Management Trainee, Commercial Loan Officer, and Assistant Investment Officer.

Lauren S. Greer	34	Ms. Greer was appointed Chief Financial Officer of the Bank in January 2008. Ms. Greer was appointed Senior Vice President of the Bank in January 2006. Ms. Greer served as Vice President of the Bank from January 2005 to December 2005. From June 2002 to December 2004, Ms. Greer served as the Bank’s Accounting and Finance Manager.

Edward M. Simpson	53	Mr. Simpson was appointed Chief Operations and Technology Officer of the Bank in January 2008. Mr. Simpson was appointed Senior Vice President of the Bank in January 2005. Mr. Simpson served as Vice President of the Bank from January 2001 to December 2004. He served as Assistant Vice President of the Bank from January 1999 to December 2000. From February 1991 to December 1998, Mr. Simpson served as the Bank’s Data Processing Operations Manager.

*	Information included in Proposal 1—Election of Directors—Information on Nominees and Directors, as these individuals are also directors or director nominees.

Effective January 31, 2008, Mr. Ralph M. Burns, III, retired from his positions at the Company and the Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning in excess of five percent of the Company’s common stock are required to file reports with the Securities and Exchange Commission disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon these reports, the following table sets forth, as of January 1, 2009, certain information as to those persons who were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. As of January 1, 2009, the registrant knows of no persons, other than L. Leon Patterson, who beneficially owned more than five percent of the outstanding shares of the Company’s common stock. The Company inquires of directors regarding their knowledge of beneficial owners who may own more than five percent of the Company’s common stock. In addition, the Company’s Secretary reviews ownership records to determine any beneficial owners that may own greater than five percent of the Company’s common stock. The information summarized in the following table is exclusively based on these inquiries and reports.

The following table also sets forth, as of January 1, 2009, information as to the shares of the Company’s common stock beneficially owned by (a) all directors and nominees for director, (b) the registrant’s Named Executive Officers and (c) all executive officers and directors of the Company as a group.

The address of all persons listed in the following table is 306 East North Street, Greenville, South Carolina 29601.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned (#)		Common Stock Subject to a Right to Acquire (1) (#)	Percent of Common Stock (2) (%)
Directors
Employee Directors
L. Leon Patterson	566,669	(4)	—	8.6
Paul W. Stringer	75,000	(5)	—	1.1

Nonemployee Directors
W. Fred Davis, Jr.	37,711	(6)	—	(3)
David P. George, Jr.	15,511		—	(3)
Michael D. Glenn	16,730	(7)	—	(3)
John T. Gramling, II	19,000	(8)	—	(3)
John D. Hopkins, Jr.	45,500	(9)	4,000	(3)
Sam B. Phillips, Jr.	27,488	(10)	5,000	(3)
Albert V. Smith	1,836	(11)	3,000	(3)
Ann B. Smith	6,200	(12)	—	(3)
E. Keith Snead, III	19,295	(13)	—	(3)
Jane S. Sosebee	2,590	(14)	3,000	(3)
L. Stewart Spinks	2,100		1,000	(3)
J. David Wasson, Jr.	12,800	(15)	—	(3)

Named Executive Officers
George A. Douglas, Jr.	17,700	(16)	24,000	(3)
W. Michael Ellison	8,530	(17)	1,500	(3)
Teresa W. Knight	32,200	(18)	22,010	(3)

Directors and Executive Officers as a Group (21 people)	922,305		87,310	15.3

(1)	The shares in this column represent equity incentive compensation awards exercisable within 60 days of the close of business on the Record Date.

(2)	The percentages of beneficial ownership have been calculated based on 6,446,090 outstanding shares of the Company’s common stock (outstanding as of January 1, 2009).

(3)	Beneficial ownership does not exceed one percent of the class.

(4)	Of these shares of common stock beneficially owned, 31,490 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 54,014 shares, and Mr. Patterson’s wife and her mother own 20,537 shares. Mr. Patterson is also a Named Executive Officer of the Company.

(5)	The number of shares of common stock beneficially owned by Mr. Stringer includes 15,000 shares held in his 401(k) account. Mr. Stringer is also a Named Executive Officer of the Company.

(6)	The number of shares of common stock beneficially owned by Mr. Davis includes 14,800 shares owned with his wife, 15,209 shares held in an IRA account, 2,934 shares held by his wife in an IRA account, and 60 shares owned by his wife.

(7)	The number of shares of common stock beneficially owned by Mr. Glenn includes 9,500 shares held in an IRA account.

(8)	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares held in an IRA account.

(9)	The number of shares of common stock beneficially owned by Mr. Hopkins includes 5,000 shares held in an IRA account, and 250 shares held as custodian for each of his son and daughter. Additionally, 8,570 shares of Mr. Hopkins’ common stock are pledged to collateralize a loan.

(10)	20,500 shares of Mr. Phillips’ common stock are pledged to collateralize a loan.

(11)	1,000 shares of Mr. Smith’s common stock are pledged to collateralize a loan.

(12)	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares owned within trust accounts for her two sons, as to which she acts as custodian.

(13)	The number of shares of common stock beneficially owned by Mr. Snead includes 4,034 total shares owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,510 shares owned by Mr. Snead’s wife and 1,575 shares in a trust for which he serves as trustee.

(14)	The number of shares of common stock beneficially owned by Ms. Sosebee includes 990 held in her name as trustee for the benefit of herself and 1,500 shares held in her husband’s name as trustee for the benefit of her husband.

(15)	The number of shares of common stock beneficially owned by Mr. Wasson includes 5,400 shares owned with his wife.

(16)	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares owned with his wife and 1,436 shares held in an IRA account. 11,500 shares of Mr. Douglas’ common stock are pledged to collateralize a loan.

(17)	The number of shares of common stock beneficially owned by Mr. Ellison includes 30 shares held by him as custodian for his daughter. Additionally, 2,500 shares of Mr. Ellison’s common stock are pledged to collateralize a loan.

(18)	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares held in her 401(k) account and 2,120 shares owned with her husband. 5,000 shares of Ms. Knight’s common stock are pledged to collateralize a loan.

INFORMATION ABOUT THE COMPANY’S BOARD OF DIRECTORS AND ITS COMMITTEES

Role and Functioning of the Board of Directors

The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except for those matters reserved to the shareholders. The Board of Directors appoints the senior management team. Having appointed the senior management team, the Board of Directors acts as an advisor and counselor to senior management and monitors the Company’s, as well as senior management’s, performance.

Each year, members of senior management sets aside specific times to develop, discuss, and refine the Company’s long-range operating plan and overall corporate strategy. Specific operating priorities are developed to effectuate such long-range plan. Some of the priorities are short-term in focus while others are based on longer-term planning horizons. This group reviews the conclusions reached at its meetings with the Board of Directors and seeks approval of the overall corporate strategy and long-range operating plan. At subsequent Board of Directors meetings, the Board of Directors continues to review the Company’s progress against its strategic plans and exercises oversight and decision-making authority regarding areas of strategic importance.

Determinations With Respect to the Independence of Directors

The Board of Directors makes an annual determination regarding the independence of each of its directors under the definition found in Section 303A.02 of the New York Stock Exchange Company Manual. The Board of Directors last made these determinations for each member of the Board of Directors in March 2009.

The Board of Directors has determined that twelve of its fourteen directors are independent as contemplated under the rules of the New York Stock Exchange Company Manual. Messers. Patterson and Stringer are not independent because Mr. Patterson is an employee of the Company and Mr. Stringer is an employee of the Company and the Bank.

Meetings of the Board of Directors

The Board of Directors conducts its business through Board of Directors meetings and through meetings of its committees. During the year ended December 31, 2008, the Board of Directors held 12 meetings.

At the invitation of the Board of Directors, members of senior management are invited to attend meetings or portions thereof for the purpose of participating in discussions.

Board of Director Committee Membership and Meetings

The Company’s Board of Directors has an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Credit Committee, and Trust Committee. The following table summarizes the current independent members of these committees. Messers. Patterson and Stringer, who are not independent because they are employees of the Company, are members of the Corporate Governance and Nominating Committee. Additionally, Mr. Stringer is a member of the Credit Committee.

Director	Audit	Compensation	Corporate Governance and Nominating	Credit	Trust
W. Fred Davis, Jr.	X			X
David P. George, Jr.					X
Michael D. Glenn			X	X
John T. Gramling, II				X
John D. Hopkins, Jr.		X	X
Sam B. Phillips, Jr.		X	X
Albert V. Smith					X
Ann B. Smith	X		X
E. Keith Snead, III					X
Jane S. Sosebee					X
L. Stewart Spinks	X
J. David Wasson, Jr.	X	X

Meetings during 2008	3	5	3	12	12

Director Attendance at Board of Director Meetings and Committee Meetings and the Annual Meeting of Shareholders

None of the Company’s directors attended less than 75 percent of the total meetings of the Board of Directors and the total meetings held by all committees of the Board of Directors on which the director served (as summarized in the preceding table) during 2008.

The Company has not established a formal policy regarding director attendance at its Annual Meeting of Shareholders, but it encourages all directors to attend these meetings. The Chairman of the Board of Directors presides at the Annual Meeting of Shareholders. All members of the Board of Directors at the time of the Company’s 2008 Annual Meeting of Shareholders attended that meeting.

Board of Director Compensation

The following table summarizes the compensation of the Company’s nonemployee directors during 2008. Compensation of the Company’s employee directors during 2008 is included in the Summary Compensation Table within Executive Compensation included herein.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)	Aggregate Number of Option Awards Outstanding at Year End (#)
W. Fred Davis, Jr.	28,000	—	28,000	—
David P. George, Jr.	28,000	—	28,000	—
Michael D. Glenn	28,000	—	28,000	—
John T. Gramling, II	28,000	—	28,000	—
John D. Hopkins, Jr.	28,000	5,190	33,190	5,000
Sam B. Phillips, Jr.	28,000	—	28,000	5,000
Albert V. Smith	28,000	4,290	32,290	5,000
Ann B. Smith	28,000	—	28,000	—
E. Keith Snead, III	28,000	—	28,000	—
Jane S. Sosebee	28,000	4,290	32,290	5,000
L. Stewart Spinks	28,000	4,790	32,790	3,000
J. David Wasson, Jr.	28,000	—	28,000	—

(1)	Represents expense recognized in accordance with SFAS 123(R) for stock option grants. Stock option grants to Mr. Smith, Ms. Sosebee, and Mr. Spinks were awarded in 2006. Stock option grants awarded to Mr. Smith and Ms. Sosebee had a grant date fair value of $4.29 per share while those awarded to Mr. Spinks had a grant date fair value of $4.79 per share. Mr. Hopkins’ stock option grants were awarded in 2005 and had a grant date fair value of $5.19 per share. The Company cautions that the amounts reported for these grants may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the director’s continued service.

During 2008, both management and nonmanagement members of the Company’s Board of Directors received monthly fees of $1,500 and an annual retainer of $10,000 for services provided to the Company as directors including, but not limited to, committee membership and related responsibilities. Directors of the Company also serve on the Board of Directors of the Bank. Directors receive no additional compensation related to their service on the Bank’s Board of Directors. All directors receive the same forms of compensation with regard to their service to the Company on the Board of Directors. If a director misses more than one Board of Directors’ meeting in a calendar year and the Company does not excuse such absences, the director forfeits his or her monthly fee. During 2008, no directors forfeited monthly fees as a result of this policy.

Directors of the Company participate in the 1997 Stock Compensation Plan and are eligible to participate in the 2008 Restricted Stock Plan. The terms and conditions of grants to directors under these plans are the same as for grants to employees of the Company. See Compensation Discussion and Analysis within Compensation Committee Matters for a discussion regarding the Company’s equity incentive compensation plans.

Audit Committee Matters

Role and Functioning of the Audit Committee

The Audit Committee of the Board of Directors, chaired by Ann B. Smith, monitors the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory, and legal compliance; appoints, sets the compensation for, and oversees the work of the Company’s independent registered public accounting firm; provides an avenue of communication among the independent registered public accounting firm, management, employees, the internal auditing department, and the Board of Directors; and reviews the independent audit plan and results of the audit engagement.

Audit Committee Independence

The Board of Directors has determined that all members of the Company’s Audit Committee are independent as defined in Section 303A.02 of the New York Stock Exchange Company Manual.

Audit Committee Charter

The Audit Committee of the Company’s Board of Directors operates under a written charter adopted by the Board of Directors on January 16, 2001, as amended, a copy of which is not available on the Company’s website but was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held on April 17, 2007.

Audit Committee Financial Expert

Although the Board of Directors has determined that the Audit Committee does not have an Audit Committee financial expert, nor does the Board of Directors believe that the current Board of Directors includes an individual who qualifies as an Audit Committee financial expert, as that term is defined by applicable Securities and Exchange Commission rules, the Board of Directors believes that the current members of the Audit Committee are fully capable of satisfying their Audit Committee responsibilities based on their experience and background. Audit Committee members each individually have many of the attributes used by the Securities and Exchange Commission to define an Audit Committee financial expert through past or current service as noted in each member’s business experience included herein. The Company’s Audit Committee members are able to read and understand fundamental financial statements, have a clear understanding of generally accepted accounting principles, have an understanding of internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise when members of the Audit Committee believe such assistance would be useful.

Audit Committee Preapproval Policy

On December 18, 2007, the Audit Committee approved a Preapproval of Independent Registered Public Accounting Firm Services Policy. The policy addresses the protocol for preapproval of both audit and nonaudit services provided to the Company and its subsidiary by its independent registered public accounting firm.

Generally, the policy requires that all auditing services and nonaudit services, including nonprohibited tax services provided to the Company by its independent registered public accounting firm, be preapproved by the Audit Committee in accordance with the following guidelines.

•	Preapproval by the Audit Committee must be in advance of the work to be completed;

•	The Audit Committee or designated Audit Committee member must perform preapproval, and it cannot delegate the preapproval responsibility to a member of management;

•

The Audit Committee cannot preapprove services based upon broad, nondetailed descriptions (e.g., tax compliance services), and preapproval requests must be accompanied by a detailed explanation of each particular service to be provided, so the Committee knows precisely what services it is being asked to preapprove and can make a well reasoned assessment of the impact of the service on the independent registered public accounting firm’s independence; and

•

Monetary limits alone may not be established as the only basis for the preapproval of deminimus amounts. There has to be a clear, specific explanation provided as to what the particular services are to be provided, subject to the monetary limit, to ensure that the Audit Committee is fully informed about each service.

The policy provides that the Audit Committee may delegate to one or more designated members of the Audit Committee, who are independent directors of the Board of Directors, the authority to grant required preapprovals. The decision of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee appoints a member annually to have the authority to grant required preapprovals. The policy also provides for deminimus exceptions to the preapproval requirements. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee, either in its entirety or through its designee, preapproved all of the engagements for the audit of the Company, audit-related engagements, and tax engagements of Elliott Davis, LLC related to the years ended December 31, 2008 and December 31, 2007. Additionally, during these years, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Auditing and Related Fees

Elliott Davis, LLC was the Company’s independent registered public accounting firm during 2008 and has been selected as the Company’s independent registered public accounting firm for 2009. The following table summarizes fees paid to Elliott Davis, LLC for professional audit services associated with the audit of the Company’s financial statements for the years ended December 31, 2008 and 2007 and fees billed for other Elliott Davis, LLC services in 2008 and 2007.

	2008	2007
Audit Fees (1)	$215,000	198,500
Audit-Related Fees (2)	24,400	27,800

Audit Fees and Audit Related Fees	239,400	226,300
Tax Fees (3)	17,968	15,295
All Other Fees (4)	2,800	—

Total Fees	$260,168	241,595

(1)	Audit fees include fees for the audit of annual financial statements, the review of quarterly financial statements, and required procedures performed with regard to the Company’s internal controls over financial reporting.

(2)	Audit-related fees consisted of fees for audits of the Company’s employee benefit plans for 2008 and fees for audits of the Company’s employee benefit plans as well as payments made with regard to miscellaneous audit related assistance for 2007. Because the fees for the 2008 audits of the Company’s employee benefits plans have not yet been determined, such fees are assumed to approximate those paid in 2007 and likewise for employee benefits plan fees reported for 2007.

(3)	During 2008, tax fees consisted of fees for tax consultation, planning, and compliance services provided to the Company in conjunction with the preparation of the Company’s tax returns and the Company’s Internal Revenue Service audit performed in 2008. During 2007, tax fees consisted of fees for tax consultation, planning, and compliance services provided to the Company in conjunction with the preparation of the Company’s tax returns.

(4)	During 2008, all other fees consisted of fees paid to Elliott Davis, LLC for services provided in conjunction with the Company’s 2008 Restricted Stock Plan.

Audit Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; the compliance by the Company with legal and regulatory requirements; the performance of the Company’s internal auditors and the independence and performance of its external independent registered public accounting firm; significant reports regarding the Company prepared by the internal auditors; and employee and shareholder complaints regarding accounting, audit, or internal control issues. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter filed with the Company’s Proxy Statement with regard to its 2007 Annual Meeting of Shareholders. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statements of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statements of Auditing Standards No. 90, “Audit Committee Communications.”

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees on the preceding page is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as set forth in Audit Committee Preapproval Policy to ensure that such services do not impair the independent registered public accounting firm’s independence with the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The following independent directors, who comprise the Audit Committee, provide this report.

W. Fred Davis, Jr.

Ann B. Smith, Chairperson

L. Stewart Spinks

J. David Wasson, Jr.

Compensation Committee Matters

Role and Functioning of the Compensation Committee

The Compensation Committee, chaired by J. David Wasson, Jr., is primarily responsible for establishing and monitoring compensation and benefit plan policies of the Company and making recommendations to the full Board of Directors regarding compensation and benefits for the Company’s and the Bank’s employees. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

Compensation Committee Independence

The Board of Directors has determined that all members of the Company’s Compensation Committee are independent as defined in Section 303A.02 of the New York Stock Exchange Company Manual.

Compensation Committee Charter

Although the Compensation Committee does not have a formal charter, it operates under a set of Guidelines outlining committee duties and responsibilities. The Compensation Committee is currently drafting a formal charter.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during 2008, was formerly an officer or employee of the Company or its subsidiary, or had any relationship otherwise requiring disclosure.

Code of Ethics

During 2007, the Board of Directors approved, and the Company adopted, a Code of Ethics for Executive Management and Senior Financial Officers. The Code of Ethics for Executive Management and Senior Financial Officers applies to the executive management, senior financial officers, and directors of the Company and the Bank. The Code of Ethics was adopted to address issues specific to such positions and to supplement the Company’s Code of Ethics that applies more broadly to all of the officers and employees of the Company and the Bank. The Code of Ethics for Executive Management and Senior Financial Officers is intended to focus executive management, senior financial officers, and directors on areas of ethical risk, provide guidance to help these officers recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and promote fair and accurate disclosure of financial reporting.

The Company’s codes of ethics, including its Code of Ethics for Executive Management and Senior Financial Officers will be furnished, without charge, upon written request to Teresa W. Knight, The Palmetto Bank, 306 East North Street, Greenville, South Carolina, 29601. The Company will disclose any amendments to or waivers from its codes of ethics that apply to its principal executive officer, principal financial officer, principal accounting officer, or controller or persons performing similar functions by filing a Current Report on Form 8-K with the Securities and Exchange Commission.

Compensation Discussion and Analysis

General Compensation Philosophy. The goal of the Company’s compensation program is the same as the goal for operating the Company—to create long-term value for its shareholders. To this end, the Company has designed compensation programs for all Company employees, including Named Executive Officers, to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. Most compensation elements simultaneously fulfill one or more of these objectives. In addition, the Company’s nonequity incentive compensation plan and equity incentive compensation plan, which are significant elements of its compensation program, directly link compensation to service and performance to ensure that its compensation program is aligned with the Company’s strategic goals.

Compensation Components and Objectives. Key elements of the compensation of Named Executive Officers may include:

•	Base salary;

•	Annual cash compensation under the Company’s nonequity incentive compensation plan;

•	Equity compensation under the Company’s equity incentive compensation plan; and

•	Benefits and perquisites.

The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. The Company relies on the achievement of financial goals only with regard to payments under its nonequity incentive compensation plan. Although the Company attempts to provide competitive compensation, it does not attempt to maintain compensation within a certain target percentile comparable with peer groups to determine compensation. Instead, flexibility is incorporated into compensation programs and in the assessment process to respond to and adjust to the evolving business environment. Decisions regarding the amount of compensation payable in one form do not necessarily impact the decisions made regarding the amount of compensation payable in another form. Additionally, the Compensation Committee does not have a policy for allocating between long-term and currently paid compensation nor between cash and noncash compensation.

Historically, the Company has not considered the weighting of compensation between long-term and currently paid or between cash and noncash. Instead, as explained within this analysis, it has set base salary at competitive levels and incentivized employees through its equity and nonequity incentive compensation plans. Both plans are administered consistently for employees in the same management level.

In addition to the compensation components noted above, until January 2008, the Company offered a defined benefit pension plan. The Company’s defined benefit pension plan is administered in the same manner for all employees. As of 2008, the Company discontinued accruing pension benefits for employees with regard to the Company’s defined benefit pension plan. During 2008, in response to the impact of the curtailment of the defined benefit pension plan on the mix of compensation, the Compensation Committee of the Board of Directors increased the Company’s matching contributions in the Company’s 401(k) plan. No other changes were made to the amounts or mix of other elements of compensation during 2008 as a result of this curtailment.

Base Salary. Base salary is designed to provide competitive levels of compensation to the Company’s employees based upon their experience, duties, and scope of responsibility. The Company pays base salaries because it is necessary to recruit and retain employees. Base salary levels are also important because they are used to determine the target amount of nonequity incentive compensation awards, and they are used for computing 401(k) plan contributions and, prior to 2008, salary levels for the Company’s defined benefit pension plan.

Nonequity Incentive Compensation Plan. In addition to base salary, the Company provides nonequity incentive compensation to assist the Company in meeting annual performance targets set by the Board of Directors. The Company’s Compensation Committee determines performance targets at the beginning of each year, and awards are determined at the end of the year based on the results of the Company’s performance during the year.

The manager’s nonequity incentive compensation plan provides that members of senior management are eligible to receive up to 50% of their base salary in nonequity incentive compensation if 100% of targets approved by the Board of Directors are met and exceeded by specified amounts. During 2008, the percentage of base salary that each Named Executive Officers could earn was variable starting at 0% if the Company’s performance was less than a predetermined percentage of all standard of measurement targets. If the Company reached 100% of its target performance for all standards of measurement, awards under the nonequity incentive compensation plan would be 40% of base salary. If the Company’s target performance was greater than a predetermined percentage of all standard of measurement targets, Named Executive Officers were eligible to receive awards under the nonequity incentive compensation plan up to 50% of base salary. Generally, over the past several years, achieving the Company’s target performance required a slight improvement in various performance key performance indicators over the previous year’s performance. Targets are determined based on the Company’s annual Profit Plan projections, which the Company believes establish superior standards of performance. The incentives become payable within a range surrounding the targets under the belief that falling just short of a stretch goal also adds long-term value for the Company’s shareholders and exceeding a stretch goal adds additional long-term value for the Company’s shareholders. The plan utilizes a point system for determining nonequity incentive compensation based on the extent to which the targets are met. No nonequity incentive compensation was paid to the Company’s Named Executive Officers for 2008 other than pursuant to the nonequity incentive compensation plan.

Standards of measurement are recommended annually by the Compensation Committee and are approved by the Board of Directors. The standards of measurement and weighting of such standards vary by participant. The following table summarizes the standards of measurement and their relative weighting for the 2008 nonequity incentive compensation plan for all of the Named Executive Officers with the exception of W. Michael Ellison.

	Percentage of Standards of Measurement	Maximum Earning Potential as a Percentage of Base Salary	Target Resulting in Zero Earning Potential	Target Resulting in Maximum Earning Potential	2008 Awards as a Percentage of Base Salary
Return on average assets	25.0%	12.5%	1.24% & Under	1.33% & Over	—%
Return on average shareholders’ equity	25.0	12.5	12.49% & Under	14.50% & Over	—
Net interest margin	10.0	5.0	4.32% & Under	4.45% & Over	—
Operating efficiency ratio	10.0	5.0	61.49% & Over	59.50% & Under	1.0
Net loans charged-off ratio	10.0	5.0	0.24% & Over	0.15% & Under	3.0
Deposit growth	10.0	5.0	4.99% & Under	9.00% & Over	1.0
Loan growth	10.0	5.0	6.99% & Under	11.00% & Over	5.0

	100.0%	50.0%			10.0%

The following table summarizes the standards of measurement and their relative weighting for the 2008 nonequity incentive plan for W. Michael Ellison.

	Percentage of Standards of Measurement	Maximum Earning Potential as a Percentage of Base Salary	Target Resulting in Zero Earning Potential	Target Resulting in Maximum Earning Potential	2008 Awards as a Percentage of Base Salary
Return on average assets	25.0%	12.5%	1.24% & Under	1.33% & Over	—%
Return on average shareholders’ equity	25.0	12.5	12.49% & Under	14.50% & Over	—
Net interest margin	10.0	5.0	4.32% & Under	4.45% & Over	—
Operating efficiency ratio	10.0	5.0	61.49% & Over	59.50% & Under	1.0
Net loans charged-off ratio	20.0	10.0	0.24% & Over	0.15% & Under	6.0
Loan growth	10.0	5.0	6.99% & Under	11.00% & Over	5.0

	100.0%	50.0%			12.0%

With the exception of the operating efficiency ratio, which replaced the overhead ratio, the standards of measurement for the Named Executive Officers have remained unchanged since the inception of the plan. However, the targets for each standard of measurement vary annually based on the Company’s annual Profit Plan projections. All nonequity incentive compensation amounts are actually paid in the first quarter of the following year.

Equity Incentive Compensation Plan. The Company provides equity incentive compensation because it believes that such compensation recognizes scope of responsibilities, rewards demonstrated performance and leadership, motivates future superior performance, aligns the interests of the recipients with the interests of shareholders by increasing the recipient’s equity stake in the Company, and motivates recipients to remain with the Company through the term of the awards.

The Company weighs the cost of equity incentive compensation with its potential benefits as a compensation tool. The Company believes that equity incentive compensation effectively balances its objectives of incentivizing recipients on creating future long-term value to shareholders with the Company’s objective of rewarding prior performance. The Company has historically awarded equity incentive compensation in the form of stock option grants, which only have value to the extent the fair market value of Company common stock on the date of exercise exceeds the fair market value on the grant date. Therefore, stock option grants result in compensation only if the stock price grows over the term of the award. As provided in the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as of close of business on December 8, 2007, the plan terminated, and no stock options were available for grant under the plan after that date.

When granted, the exercise price of each stock option grant represents the fair market value of the Company’s common stock on the date of grant, which was the date of the Compensation Committee and Board of Directors meeting at which equity awards were approved. Stock option grants became exercisable in five equal annual installments beginning the year of the grant date and have a maximum ten-year term. Under the terms of the Company’s equity incentive compensation plan, stock option grants terminate prior to the expiration of their term on the date the optionee ceases to be a director of the Company or an employee of the Company or any subsidiary of the Company, unless the optionee dies, becomes permanently or totally disabled, or resigns or retires with the consent of the Company, in which case the participant may exercise the previously unexercised portion of vested stock option awards at any time within three months after the participant’s resignation or retirement to the extent the participant could have exercised the stock option grant immediately prior to such resignation or retirement.

Option recipients, including the Company’s Named Executive Officers, are required to hold for at least six months any net shares of Company common stock received through the exercise of stock options. The Company prohibits the purchase or sale of stock options or derivative securities that are directly linked to the Company’s common stock.

In 2008, the Company’s management and the Compensation Committee of the Board of Directors considered both stock option and restricted stock incentive compensation plans for inclusion in its future compensation program. A stock option is a contractual right to buy stock at some future date at a price established at the time the option is granted. Stock option agreements typically condition the employee’s right to purchase stock on continuous employment until the lapse of one or more vesting periods. Stock option agreements also may include additional restrictions on the stock purchased by means of the option. In contrast, restricted stock is normally an outright grant of shares to an employee, pursuant to an agreement that limits the employee’s right to sell, transfer, or pledge that stock until a vesting period has lapsed. The agreement typically requires the employee to forfeit the stock if the employee ceases to be employed by the company before the vesting period has ended.

On February 19, 2008, the Company’s Board of Directors adopted, subject to shareholder approval, the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan. The Company’s shareholders approved the plan on April 15, 2008. Shares of restricted stock granted to employees under the plan are subject to restrictions requiring continuous employment for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends. A total of 250,000 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to its anti-dilution provisions. No awards were granted during 2008. The first awards under this equity incentive compensation plan were granted in January 2009.

Restricted stock grants vest in five equal annual installments (at calendar year end) beginning the year of the grant. Dividends are paid and voting rights are attached to all shares of restricted stock issued under the plan. Awards under this plan are not transferrable except by will, by the laws of descent and distribution, and pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules of the plan. With regard to termination of employment, grants under this equity incentive compensation plan contain the following provisions:

•

If the termination of employment is voluntary, resignation, or retirement, the participant will be entitled to retain all vested shares of restricted stock but will forfeit any unvested shares of restricted stock;

•

If termination is due to the participant’s disability, the participant will receive not only the vested shares of restricted stock but also the unvested shares of restricted stock (the remaining shares will vest immediately upon the participant’s disability);

•	If termination is due to the participant’s death, the participant will receive only the vested shares of restricted stock and the unvested shares of restricted stock will be forfeited; and

•	In the event of a change in control (as defined by the plan), all unvested shares of restricted stock will fully vest immediately.

Historically, the Company has not granted equity incentive compensation on an annual basis. Instead, equity incentive compensation typically is granted when employees are initially appointed to key management positions or when benefits under a previous equity incentive compensation plan expire. Equity incentive compensation in the form of stock option grants under the 1997 Stock Compensation Plan were allotted and equity incentive compensation in the form of restricted stock grants under the 2008 Restricted Stock Plan will be allotted to participants in such amounts as the Board of Directors or Compensation Committee, in its sole discretion, determined. General grant guidelines for the Company’s stock option and restricted stock plans were determined upon inception of the respective plan at the Compensation Committee’s discretion. To assist in the determining of these guidelines, management researched allocation guidelines of competitors. The Compensation Committee considered this information, taking into account the applicable competition’s plan terms and the Company’s current mix of compensation, when determining grant guidelines.

General guidelines for stock option awards follow (by key management position):

Chairman and Chief Executive Officer	36,000
President	30,000
Executive Vice President	24,000
Senior Vice President, Senior Planning Team	18,000
Senior Vice President	10,000
Board of Directors	5,000

General guidelines for restricted stock awards follow (by key management position):

Chairman and Chief Executive Officer	10,000
President	7,500
Executive Vice President	6,000
Senior Vice President	3,500
Current Directors	2,000
New Directors	1,000

As previously noted, at December 31, 2007, there were no stock options available for grant under the 1997 Stock Compensation Plan. Therefore, none of the Named Executive Officers were granted equity incentive compensation in the form of stock option awards during 2008.

None of the Named Executive Officers were awarded restricted stock grants during 2008. Although not a component of his 2008 compensation, Paul W. Stringer was granted 10,000 shares of restricted stock, consistent with the restricted stock grant guidelines for Chairman and Chief Executive Officer, on January 6, 2009 because his previous equity incentive compensation grant had expired. As noted previously, this grant vests in five equal annual installments (at calendar year end) beginning the year of the grant date.

Benefits and Perquisites—Defined Benefit Pension Plan. As noted above, effective on January 1, 2008, the Company ceased accruing pension benefits for employees with regard to the Company’s defined benefit pension plan.

The Company’s defined benefit pension plan operates in the same manner for all participants. Under the Company’s defined benefit pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final averaged monthly compensation multiplied by his or her years of credited service (not to exceed 35 years) plus 0.65% of his or her final average monthly compensation in excess of his of her current covered compensation multiplied by his or her years of credited service (not to exceed 35 years). Covered compensation is computed based on the individual’s Form W-2 wages reduced by overtime and incentive compensation, if applicable.

For purposes of the above formula, final average monthly compensation refers to the participant’s monthly compensation averaged over his or her highest paid five consecutive calendar years of service. For funding purposes, normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. A participant in the defined benefit pension plan may work past the age of 65. However, after this date and prior to the age of 70 1/ 2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. An individual who qualifies for and elects early retirement whose age and years of service with the Company total 90 or greater will receive benefit payments based on his or her accrued benefit at the time early retirement is elected. An individual who qualifies for and elects early retirement whose age and years of service with the Company do not total 90 or greater will receive benefit payments based on his or her accrued benefit at the time early retirement is elected reduced by 1/30th per year for each year between the year early retirement is elected and the year the individual will reach 65 years of age.

The defined benefit pension plan does not allow participants to obtain extra years of credited service except through actual years of service with the Company.

Benefits and Perquisites—Other. The Company offers senior management, including, but not limited to, its Named Executive Officers, various benefits on the same terms as other employees. During 2008, these benefits included medical and dental benefits, life insurance, long-term disability coverage, and a 401(k) plan. Employees also receive paid time off and discounted loan rates under programs generally available to all full-time employees. Such benefits are offered to provide for the health, welfare, and future financial security of the employee as well as to align employee and shareholder interests.

Employees are given the opportunity to participate in the Company’s 401(k) plan to supplement an employee’s retirement income. Under the program, the Company makes matching contributions to a trust fund that will pay the employee benefits at retirement. Employees are eligible to participate in the 401(k) plan after completing one year of service and reaching age 21. Employees may withhold from one percent to fifteen percent of the individual’s Form W-2 compensation (reduced by overtime and incentive compensation, if applicable) with certain limitations for deposit into the trust fund. Employees may terminate deferrals at any time. The Company makes matching contributions equal to a percentage of the employee’s contribution set by the Company prior to the end of each plan year. During 2008, the Compensation Committee of the Board of Directors increased the Company’s matching contributions under 401(k) plan. The Company’s 401(k) plan operates in the same manner for all participants.

Directors, officers, and employees who qualify under federal regulations and normal underwriting standards are eligible to receive various types of loans at discounted rates from the Bank. Terms, conditions, and discounts vary based on loan type. Timely payment is expected on all such loans, and delinquent accounts may result in disciplinary action up to, and including, termination.

In addition to the foregoing benefits and perquisites offered to all Company and Bank employees and officers, the Company offers various benefits and perquisites on a routine basis to its senior management, including its Named Executive Officers, a brief summary of which follows.

•

Club Memberships are provided to the Company’s senior executives, including its Named Executive Officers, to be used at their discretion for both personal and business purposes. This provides the recipient with the ongoing opportunity to network with other community leaders. Payments by the Company for club memberships for its Named Executive Officers totaled approximately $30 thousand during 2008.

•

Premiums are paid on life insurance policies for the Company’s Named Executive Officers that are not generally offered to other employees. See Executive Compensation for a discussion regarding such policies.

•

Each member of the Company’s senior management, including its Named Executive Officers, is provided with the use of a company automobile. The use of company automobiles is largely for business purposes. However, personal use of such automobiles is permitted and is considered to be a perquisite. The value of Named Executive Officers’ personal use of company-provided vehicles during 2008 totaled approximately $5 thousand.

•

Senior executives serving on the Company’s strategic planning team, which includes the Named Executive Officers, are given the opportunity to undergo annually a thorough physical examination with the physician of their choice with the cost assumed by the Company, as management believes that the health of the Company is directly correlated with the health of its senior executives. All other Company and Bank officers are given the opportunity to undergo such an examination every other year. Payments by the Company for such examinations for its Named Executive Officers totaled approximately $3 thousand during 2008.

Determination of Named Executive Officer Compensation. Management of the Company evaluates the performance of employees of the Company and Bank. Additionally, the Bank’s Chairman and Chief Executive Officer (who is also the Company’s President and Chief Operating Officer) annually evaluates the performance of each other Named Executive Officer except himself and for the Company’s Chairman and Chief Executive

Officer. Employee evaluations include considerations of management skills, long-term performance, performance during the current fiscal year, and individual accomplishments and performance with respect to overall corporate goals and goals specific to that officer’s position. Resulting base salary increases for Named Executive Officers, other than the Company’s Chairman and Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer (who is also the Company’s President and Chief Operating Officer), are recommended to the Compensation Committee based on these evaluations. When determining base salary increases for the Company’s officers, including the Named Executive Officers, excluding the two identified above, management targets a specific percentage increase approved annually in the Company’s annual Profit Plan. However, the distribution of the dollars totaling this specific percentage increase may be allocated as management determines based on individual performance. For example, a manager with two officer employees may allocate the specific percentage increase evenly among the two employees or may give one employee the entire percentage increase and the other employee no increase. The Compensation Committee determines the annual percentage increase guideline based on a survey of competition in its market as well as reviews of national statistics regarding factors impacting such compensation. In addition, management may, from time to time, request base salary increases in addition to this guideline to reward performance during the current fiscal year, individual accomplishments, performance with respect to overall corporate goals and goals specific to an employee’s responsibilities, or to maintain the employee’s base salary at competitive levels.

Once the above mentioned process has been completed by management, the Compensation Committee reviews the resulting base salary adjustment evaluations and recommendations. In order to facilitate this review, and under the direction of the Compensation Committee, the Company obtains external market data from independent external consultants, Watson Wyatt and The Delves Group, and summarizes competitive pay scales by job description for all officer positions within the Company and the Bank.

The Watson Wyatt report on financial institutions compensation benchmark positions includes analysis of data presentations related to short-term compensation by geographic region, asset size, and functional category, as appropriate. Salary range structure analysis is reviewed that summarizes, for each level of the position, the average minimum, midpoint, and maximum. Although this report includes information for other elements of compensation, only base salary information is summarized by management and provided to the Compensation Committee. The 2007 / 2008 Watson Wyatt report included data based on the responses of 603 locations reporting data on 108,275 incumbents to the survey. This data was collected from 172 unique organizations in a total of 113 geographic areas.

The Delves Group Bank Cash Compensation Survey included cash compensation information on 111 exempt and nonexempt positions in the banking industry. The current report included data based on the responses of 119 financial institutions that responded to the survey. The survey results are reported by bank asset category at the national and regional level.

The Company does not use either the Watson Wyatt report or the Delves Group report to benchmark compensation. Instead, the Compensation Committee reviews base salary information from the reports to provide it with information that allows it to evaluate whether the Company’s base salaries are competitive generally.

In its review of base salary adjustment evaluations and recommendations, the Compensation Committee members may consider, among other things, management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, extraordinary accomplishments, economic conditions, external events that impact the operations of the Company, the Company’s ability to pay an appropriate and competitive salary, position of salary to the competitive market median salary as outlined by the external market data from independent external consultants summarized by management, and any added responsibilities since the employee’s last salary increase. The Compensation Committee can accept management’s recommendations or exercise its discretion in modifying any recommended base salary adjustments. It is management’s long-term goal for its employees, including its Named Executive Officers, to earn base salaries at or above the median range. The Company, however, does not use median salary information as a benchmark in any given year or with respect to any individual employee but only as a check to ensure that the Company’s base salaries are competitive generally. As noted elsewhere within this discussion and analysis, market adjustments may be justified, from time to time, to meet this goal.

The Compensation Committee reviews the Company’s Chairman and Chief Executive Officer’s, the Bank’s Chairman and Chief Executive Officer’s (who is also the Company’s President and Chief Operating Officer), and the Bank’s President and Chief Retail Officer’s performance annually, and it makes recommendations to the full Board of Directors for the base salary component of their compensation. To assist the Compensation Committee and the Board of Directors in evaluating compensation for these individuals, under the direction of the Compensation Committee, the Company’s management creates a report, based on publicly available information, of base salaries and nonequity incentive compensation plans for top executives of similar companies, including direct competitors headquartered in and around the Company’s market area, that generally recruit individuals to fill such positions who are similar in skills and background to the Company’s three top executives. The Compensation Committee places more emphasis on the targeted compensation of competitors that are similar to the Company and the Bank in size and profitability.

The Compensation Committee then exercises judgment in making base salary compensation decisions for the Company’s Chief Executive Officer, the Bank’s Chairman and Chief Executive Officer (who is also the Company’s President and Chief Operating Officer), and the Bank’s President and Chief Retail Officer, after reviewing the performance of the Company and carefully evaluating performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value. In conjunction with the determination of 2008 base salary levels, Messers. Patterson and Stringer elected to forego the Compensation Committee’s recommended base salary increase. This voluntary election was made based on considerations that the Company did not meet all of its goals and objectives and in alignment of management’s efforts to be disciplined about managing expenses.

In addition, as discussed previously, performance targets with regard to the nonequity incentive compensation plan are determined at the beginning of each year, and awards are calculated at the end of the year based on the results of the Company’s performance during the year. Standards of measurement are approved annually for the Company’s nonequity incentive compensation plan by the Company’s Compensation Committee of its Board of Directors and are subsequently recommended to the full Board of Directors for approval.

Employment and Severance Agreements. Named Executive Officers do not have employment, severance, or change-of-control agreements. Named Executive Officers serve at the will of the Board of Directors, which enables the Company to terminate their employment with discretion. This is consistent with the Company’s performance-based compensation philosophy.

Compensation Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filing other than the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 unless the incorporation specifically lists the following Compensation Committee Report.

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Sam B. Phillips, Jr.

J. David Wasson, Jr., Chairperson

Corporate Governance and Nominating Committee Matters

Role and Functioning of the Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, chaired by Michael D. Glenn, is primarily responsible for establishing criteria for Board of Directors and Board of Directors’ committee membership and recommending to the Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors; making recommendations to the Board of Directors regarding proposals submitted to the Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company; making recommendations to the Board of Directors regarding corporate governance practices; monitoring the Board of Directors’ and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies; and leading the Board of Directors in its annual review of the Board of Directors’ performance. A full description of the Corporate Governance and Nominating Committee’s responsibilities is included in the Corporate Governance and Nominating Committee’s Charter. The Corporate Governance and Nominating Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

Corporate Governance and Nominating Committee Independence

The Board of Directors has determined that all members of the Company’s Corporate Governance and Nominating Committee are independent, as defined in Section 303A.02 of the New York Stock Exchange Company Manual.

Corporate Governance and Nominating Committee Charter

The Corporate Governance and Nominating Committee of the Company’s Board of Directors operates under a written charter adopted by the Board of Directors on October 26, 2004, as amended, a copy of which is not available on the Company’s website but was attached as Appendix B to the Proxy Statement for the Annual Meeting of Shareholders held on April 15, 2008.

Communications from Shareholders to Directors

The Board of Directors believes that it is important that a direct and open line of communication exist between the Board of Directors and its shareholders and other interested parties. Therefore, the Board of Directors has established the procedures described below for shareholder communications with directors.

Shareholders may communicate with the chairperson of the Company’s Corporate Governance and Nominating Committee, Audit Committee, Compensation Committee, Trust Committee, or Credit Committee or with the Company’s directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors.

The directors who ultimately receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

Among other things, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become directors and for recommending to the Board of Directors the individuals for nomination as members of the Board of Directors, reviewing the qualifications and independence of the members of the Board of Directors and its various committees on a regular periodic basis, and making recommendations, from time to time, concerning any recommended changes in the composition of the Board of Directors and its committees.

The Corporate Governance and Nominating Committee and the Board of Directors strive to maintain a Board of Directors that demonstrates objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board of Directors and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating a director candidate a reputation for integrity, honesty, candor, fairness, and discretion; a high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to banking; a knowledge, or willingness and ability to obtain knowledge, of the critical aspects of banking; and/or experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation. Additionally, nominees for the Board of Directors recommended by the Corporate Governance and Nominating Committee should contribute to the mix of skills, core competencies, and qualifications of the Board of Directors through expertise in one or more of the following areas: banking and other financial services, accounting and finance, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation.

The Corporate Governance and Nominating Committee seeks the input of the other members of the Board of Directors in identifying and attracting director candidates consistent with the criteria outlined above. In addition, the Corporate Governance and Nominating Committee may use the service of consultants or a search firm, although it has not historically done so.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders. Shareholders may recommend qualified director candidates to the Corporate Governance and Nominating Committee by sending an email to directorcommunications@palmettobank.com or written notice to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. Submissions should include information regarding the candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information regarding compensation paid by the Company and the Bank for 2008, 2007, and 2006 to its Named Executive Officers for services rendered in all capacities to the Company or the Bank.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($) (2)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
L. Leon Patterson	2008	387,500	—	38,750	—	74,857	501,107
Chairman and Chief Executive Officer Palmetto Bancshares, Inc.	2007	387,845	—	122,063	16,763	67,891	594,562
	2006	376,194	—	173,049	82,455	55,077	686,775

Paul W. Stringer	2008	362,500	—	36,250	—	102,372	501,122
President and Chief Operating Officer Palmetto Bancshares, Inc. Chairman and Chief Executive Officer The Palmetto Bank	2007	363,030	—	114,188	125,366	142,616	745,200
	2006	351,930	—	161,887	189,843	98,183	801,843

George A. Douglas, Jr	2008	208,100	21,024	20,810	—	35,612	285,546
President and Chief Retail Officer The Palmetto Bank	2007	202,389	21,024	63,650	42,185	43,054	372,302
	2006	198,100	21,024	91,126	58,937	34,463	403,650

W. Michael Ellison	2008	162,225	—	19,467	—	14,995	196,687
Executive Vice President	2007	(5)	(5)	(5)	(5)	(5)	(5)
The Palmetto Bank	2006	150,000	—	69,000	21,691	9,974	250,665

Teresa W. Knight	2008	162,225	—	16,226	—	11,678	190,129
Executive Vice President	2007	157,789	21,024	49,613	78,554	5,331	312,311
The Palmetto Bank	2006	150,000	21,024	69,000	70,625	9,814	320,463

(1)	The amounts reported in this column represent the expense recognized in the years indicated in accordance with SFAS No. 123(R) for vesting of stock option grants awarded in prior years. The Company cautions that the amounts reported for these grants may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued service. The following table summarizes the stock option awards granted by the Company (as disclosed in the Summary Compensation Table), the fair value of each award granted as estimated on the date of grant using the Black-Scholes option-pricing model, and the weighted average assumptions used for such grants for the grant date indicated.

	George A. Douglas, Jr.	Teresa W. Knight
Grant date	1/20/2004	4/23/2003
Stock option awards granted	24,000	24,000
Fair value of stock option awards granted	$4.38	4.38
Expected dividend yields	2.6%	2.6
Expected volatility	18%	18
Risk-free interest rate	4%	4
Expected term (years)	10	10
Vesting period (years)	5	5

(2)	For purposes of the summary compensation table, all nonequity incentive compensation amounts included for a particular year were actually paid in the first quarter of the following year.

(3)	For 2006 and 2007, the amounts reported in the Change in Pension Value column are comprised entirely of changes in the actuarial present value of the accumulated pension benefits under the Company’s defined benefit pension plan for each of the Named Executive Officers. The Named Executive Officers receive pension benefits under the same formula applied to all employees. The Company cautions that the values reported in the Change in Pension Value column are theoretical as those amounts are calculated pursuant to Securities and Exchange Commission requirements and are based on assumptions used in preparing the Company’s audited financial statements for the years then ended. The change in pension value from year to year as reported in the summary compensation table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s defined benefit pension plan during any given year. No change in pension value is reported for 2008 because the plan was curtailed effective December 31, 2007. Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for further discussion of the defined benefit pension plan curtailment.

(4)	The following table summarizes the compensation components included within the All Other Compensation column of the Summary Compensation Table for 2008. Other compensation typically available to all of the Company’s employees is excluded from this table. Such exclusions from the following table include medical and dental benefits, life insurance, long-term disability coverage, paid time off, and discounted loan rates, all of which are offered to all employees.

Name	Club Memberships ($)	Personal Use of Company Automobile ($)	Physical Examination ($)	Moving Expenses ($)	Total Perquisites and Other Personal Benefits ($)	401(k) Match ($)	Amounts Grossed- Up / Reimbursed for the Payment of Taxes ($)	Insurance Premiums ($)	Board of Director Compensation ($)	Total ($)
L. Leon Patterson	11,434	746	473	7,136	19,789	6,750	301	20,017	28,000	74,857
Paul W. Stringer	5,791	643	1,839	—	8,273	6,750	213	59,136	28,000	102,372
George A. Douglas, Jr.	6,665	1,631	829	—	9,125	3,122	108	23,257	—	35,612
W. Michael Ellison	4,640	1,057	—	—	5,697	4,867	78	4,353	—	14,995
Teresa W. Knight	1,446	1,108	—	—	2,554	4,867	76	4,181	—	11,678

The Company paid the following insurance premiums during 2008 with respect to life insurance and deferred compensation agreements for the benefit of Named Executive Officers.

Name	Long-Term Care ($)	Supplemental Life ($)	Split Dollar Life Insurance ($)	Total Insurance Premiums ($)
L. Leon Patterson	11,257	8,760	—	20,017
Paul W. Stringer	8,909	5,127	45,100	59,136
George A. Douglas, Jr.	4,029	1,803	17,425	23,257
W. Michael Ellison	3,478	875	—	4,353
Teresa W. Knight	3,771	410	—	4,181

The Company owns split dollar, collateral assignment life insurance policies, funded by joint-life universal life insurance policies, with respect to Messrs. Patterson and Stringer. The face amount of each policy is $1.5 million for Mr. Patterson and $750 thousand for Mr. Stringer. The policies provide that, at retirement, the executive will begin to receive income from the policy for the duration of his and his spouse’s life. Prior to age 65, the executive’s death benefit equaled the policy’s total death benefit less the Bank’s interest (cumulative premiums). Upon reaching age 65, the executive’s death benefit is $500 thousand for Mr. Patterson and $300 thousand for Mr. Stringer. Upon the death of the second insured, the Bank will recover at least its cumulative premium outlay. The polices allow that the executives may retire after age 65. In this case, the Bank will continue to pay premiums on the policies until the actual date of requirement. The late retirement benefit shall increase by 5% per year for each year until the executive’s actual year of retirement.

In 1995, the Bank implemented an endorsement split dollar life insurance policy for Mr. Douglas. The face amount of this policy is $325 thousand. Provided that Mr. Douglas continues to be employed by the Bank until retirement (or is terminated on account of disability), the annual benefit upon the later of separation from service or attainment of age 65 shall be $20 thousand. If Mr. Douglas retires after age 65, the annual benefit will increase by $1 thousand for each year of completed service after age 65. The plan is informally funded using a joint survivor life insurance policy owned and paid for by the Bank. While Mr. Douglas is employed, the Bank will be entitled to receive a death benefit equal to the greater of the total cumulative premiums paid or ½ the death benefit, and Mr. and Mrs. Douglas’ estate will receive the remainder. Upon Mr. Douglas’ termination or retirement, the death benefit endorsement will be terminated, and the Bank will become the sole owner and beneficiary of the policy.

(5)	Mr. Ellison did not meet the definition of a Named Executive Officer relative to 2007.

Nonequity Incentive Plan

The following table summarizes certain information regarding 2008 awards pursuant to the Company’s nonequity incentive compensation plan.

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts under Nonequity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
L. Leon Patterson	1/14/2008	—	155,000	193,750
Paul W. Stringer	1/14/2008	—	145,000	181,250
George A. Douglas, Jr.	1/14/2008	—	83,240	104,050
W. Michael Ellison	1/14/2008	—	64,890	81,113
Teresa W. Knight	1/14/2008	—	64,890	81,113

Nonequity incentive plan compensation for 2008 was based on the Company’s achievement of six or seven different performance indicators in relation to its operating plan as described in more detail above in the Compensation Discussion and Analysis under the heading Compensation Components and Objectives: Nonequity Incentive Compensation Plan. The amount of compensation earned varies depending on the Company’s actual performance relative to each target. The threshold amount shown in the table above for each Named Executive Officer equals 0% of his or her base salary for 2008 because the earning potential was variable starting at 0% if the Company’s performance was less than a predetermined percentage of all standard of measurement targets. If the Company achieved 100% of each target, each Named Executive Officer would have received plan compensation equal to 40% of his or her base salary. If the Company had exceeded its targets, the Named Executive Officers could have received more, but the payout under the plan was capped at 50% of base salary.

Equity Incentive Plan

Outstanding Equity Compensation Grants Awards at December 31, 2008. The following table summarizes unexercised options and equity incentive compensation plan awards for each Named Executive Officer outstanding at December 31, 2008. There were no restricted stock awards outstanding at December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
L. Leon Patterson	—	—	—	n/a
Paul W. Stringer	—	—	—	n/a
George A. Douglas, Jr.	24,000	—	23.30	December 31, 2013
W. Michael Ellison	1,500	—	13.00	December 31, 2009
Teresa W. Knight	22,010	—	20.00	December 31, 2012

Equity Compensation Awards Exercised During 2008. The following table summarizes information with respect to options for the Company’s common stock exercised by the Named Executive Officers during 2008. There were no restricted stock awards outstanding at December 31, 2008.

OPTION EXERCISES

OPTION AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
L. Leon Patterson	—	—
Paul W. Stringer	—	—
George A. Douglas, Jr.	—	—
W. Michael Ellison	1,500	43,500
Teresa W. Knight	725	15,725

Defined Benefit Pension Plan

The following table summarizes information regarding the Company’s defined benefit pension plan that provides for benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Leon Patterson	41	1,439,023	—
Paul W. Stringer	40	1,421,519	—
George A. Douglas, Jr.	16	363,269	—
W. Michael Ellison	9	170,314	—
Teresa W. Knight	29	541,692	—

Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the defined benefit pension plan curtailment. For a description of the material terms and conditions of payment and benefits under the plan, see the description of the plan in Compensation Discussion and Analysis under the heading Benefits and Perquisites: Defined Benefit Pension Plan above. For purposes of calculating the present value of accumulated benefit in the preceding table, a discount rate of 5.7% was used.

EQUITY BASED COMPENSATION PLAN INFORMATION

The following table summarizes information regarding equity based compensation awards outstanding and available for future grants at December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity based compensation plans approved by shareholders
1997 Stock Compensation Plan	169,330	$20.98	—
2008 Restricted Stock Plan	—	—	250,000
Equity based compensation plans not approved by shareholders	—	—	—

Total equity compensation plans	169,330	$20.98	250,000

See Item 8. Financial Statements and Supplementary Data, Note 1 and Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion regarding matters related to the Company’s equity based compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires certain officers of the Company, its directors, and persons who beneficially own more than ten percent of any registered class of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers of the Company, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file or that are filed on their behalf.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the registrant during 2008 and Forms 5 and amendments thereto furnished to the registrant with respect to 2008, the Company believes that reporting officers, directors, and greater than ten percent beneficial owners met timely filing requirements except for one late filing with respect to one transaction for each of W. Fred Davis, Jr., W. Michael Ellison, David P. George, Jr., Michael D. Glenn, and Albert V. Smith. Additionally, one filing for L. Leon Patterson that reported two transactions did not meet timely filing requirements.

TRANSACTIONS WITH RELATED PERSONS

Indebtedness Transactions

Certain of the Company’s and the Bank’s directors, officers, and employees have banking relations with the Bank. Loans made to directors, executive officers, and principal shareholders, defined as individuals owning 10% or more of the Company’s common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•	Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•	Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all employees and does not give a preference to affiliates to the extent permitted by law and governing regulations. No loans were made to affiliates under this program during 2008 that exceeded $120,000.

Any loans to the Company’s and the Bank’s directors, officers, and employees are made pursuant to the Bank’s approval procedures that are governed by written policies. Additionally, loans and aggregate loans of $500,000 or greater require prior review and approval by the Board of Directors, pursuant to Regulation O of the Federal Reserve Board.

Loan arrangements with related persons entered into by the Bank during 2008, in which the amount involved exceeded $120,000, were made in the ordinary course of business, were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Other Related Transactions

During 2008, the Bank purchased from River Falls Plantation Golf, Inc. a parcel of land located in Spartanburg County for $695,000 for possible future banking office expansion. John T. Gramling, II, a member of the Company’s Board of Directors, serves as Vice President for and owns 25% of the outstanding stock of River Falls Plantation Golf, Inc.

FINANCIAL INFORMATION

Copies of the Annual Report to Shareholders and the Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008 are being mailed to each shareholder of record as of the close of business on the Record Date together with these Proxy Materials. The Annual Report to Shareholders and the Annual Report on Form 10-K are not a part of the Company’s Proxy Materials. The Company will provide without charge to any shareholder of record as of April 6, 2009, who so requests in writing, an additional copy of the Annual Report to Shareholders and / or the Company’s Annual Report on Form 10-K (without exhibits, unless the exhibits are specifically requested), including financial statements and financial schedules, for the year ended December 31, 2008 filed with the Securities and Exchange Commission. Any such request should be directed in writing to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina, 29601, Attention: Corporate Secretary or through e-mail correspondence to bankinfo@palmettobank.com.

MISCELLANEOUS MATTERS RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals

A shareholder who wishes to present a proposal for inclusion in the Proxy Materials relating to the Company’s Annual Meeting of Shareholders to be held in 2010 should ensure that such proposal is received by the Company’s Secretary at its principal executive offices, 306 East North Street, Greenville, South Carolina,

29601, no later than December 21, 2009. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the Proxy Statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

If a shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in the Company’s Proxy Statement, the Company’s Bylaws require that the shareholder submit information regarding the proposal, together with the proposal, to the Company at least 45 days prior to the annual meeting of shareholders at which such proposal is to be presented.

If a shareholder desires to nominate a candidate for director at an annual meeting of shareholders, the Company requires that the shareholder deliver notice of the intent to nominate to the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the anniversary of the preceding year’s annual meeting of shareholders. Accordingly, any shareholder who wishes to nominate a candidate for director at the 2010 Annual Meeting of Shareholders must deliver a written notice to the Company’s Corporate Secretary (at the address indicated above) between March 20, 2010 and April 19, 2010. However, in the event that the date of the 2010 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, the nominating shareholder must deliver notice of the intent to nominate to the Company no later than 10 days following the date on which the Company first makes public announcement of the date of the meeting.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers, and other employees of the Company or the Bank may solicit proxies personally or by facsimile or telephone without additional compensation. Banks, brokers, and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares of common stock.

Householding of Annual Meeting of Shareholders’ Materials

The Securities and Exchange Commission’s rule regarding the delivery of annual reports and proxy statements permits registrants to send a single set of these reports to any household at which two or more shareholders reside if the shareholders have the same last name or the registrant believes they are members of the same family and the registrant sends prior notice to the shareholders that it will deliver a single set of reports to them. Each shareholder will continue to receive a separate Proxy Card. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Company.

Only one copy of Proxy Materials is being delivered to two or more security holders who share an address. If your household has received only one copy of these Proxy Materials and you would prefer to receive separate copies of these documents, either now or in the future, please contact the Company via telephone at 800.725.2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications and your address will be removed from the householding listing. If you are now receiving multiple copies of the Company’s Proxy Materials and you would like to have only one copy of these documents delivered to your household in the future, please contact the Company in the same manner.

Exhibit A

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

AMENDED & RESTATED ARTICLES OF INCORPORATION

OF

PALMETTO BANCSHARES, INC.

ARTICLE ONE: NAME

The name of the Corporation is Palmetto Bancshares, Inc.

ARTICLE TWO: INITIAL OFFICE AND AGENT

The initial registered office of the Corporation is located at 101 West Main Street, City of Laurens, County of Laurens, and the State of South Carolina, and the agent at such address is L. Leon Patterson.

ARTICLE THREE: DURATION

The Corporation’s period of duration is perpetual.

ARTICLE FOUR: STOCK

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is twenty-six million (26,000,000) shares, which are divided into two classes as follows:

(a)	One million (1,000,000) shares of preferred stock, no par value (the “Preferred Stock”); and

(b)	Twenty-five million (25,000,000) shares of common stock with a par value of $5.00 per share (the “Common Stock”).

The preferences, qualifications, limitations, restrictions, and special or relative rights in respect of the shares of each class are:

Preferred Stock. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including, but not limited to, determination of any of the following:

(a)	The distinctive serial designation and the number of shares constituting a series;

(b)	The dividend rate or rates, whether dividends are cumulative (and if so, on what terms and conditions), the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)	The voting rights, full or limited, if any, of the shares of the series, which could include the right to elect a specified number of directors if dividends on the series are not paid in a specified period of time;

(d)	Whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms, and conditions may vary under different conditions and at different redemption dates;

(e)	The amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the series;

(f)	Whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

(g)	Whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h)	Any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions of a series as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these articles of incorporation.

Common Stock.

(a)	Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(b)	In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer, or otherwise dispose of all or any part of such remaining assists to any other corporation, trust, or other entity and receive payment therefore in cash, stock, or obligations of such other corporation, trust, or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance therefore in kind to the holders of Common Stock.

(c)	Except as may be otherwise required by law or in these Articles of Incorporation or any amendment thereto, each holder of Common Stock has one vote in respect of each share of stock held by the holder of record on the books of the Corporation on all matters voted upon by the shareholders. No shareholder shall have cumulative voting rights for the election of directors.

ARTICLE FIVE: INITIAL DIRECTORS

The number of directors constituting the initial Board of Directors of the Corporation is six and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their respective successors are elected and qualified, are:

NAME	ADDRESS
James A. Cannon	101 Woodvale Avenue Fountain Inn, SC 29644

Morris J. Crump	1010 South Harper Street Laurens, SC 29360

W. Fred Davis, Jr.	202 Tomahawk Lane Laurens, SC 29360

Ralph S. Hendricks	201 Poinsettia Drive Simpsonville, SC 29681

L. Leon Patterson	101 West Main Street Laurens, SC 29360

J. David Wasson, Jr.	Route 3, Box 778 Laurens, SC 29360

ARTICLE SIX: PURPOSE

The purpose or purposes for which the Corporation is organized are:

(a)	To act as a bank holding company;

(b)	To transact any and all lawful business for which corporations may be incorporated under the South Carolina Business Corporation Act;

(c)	To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

The holders of shares of common stock shall have no preemptive rights to purchase or subscribe to (a) any unissued shares of any common stock of the Corporation or (b) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities that may be sold by the Corporation.

ARTICLE EIGHT: CUMULATIVE VOTING

Cumulative voting for the election of directors is prohibited.

ARTICLE NINE: VOTING

Except where otherwise provided in these Articles of Incorporation or the bylaws of the Corporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders’ meetings. A quorum at shareholders’ meetings shall consist of 51% of the shares entitled to vote thereat.

ARTICLE TEN

(a)	Unless paragraph (b) applies, the affirmative vote of the holders of not less than eighty (80) percent of the outstanding shares of common stock of the corporation entitled to vote for approval shall be required (i) if this corporation or a subsidiary of this corporation merges or consolidates with a Related Corporation (as defined in paragraph (c) below), or (ii) if this corporation or a subsidiary of this corporation sells or exchanges all or a significant part of its assets to or with a Related Corporation, or (iii) if this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of a Related Corporation or securities issued by a Related Corporation, or in a merger of any affiliate of this corporation with or into a Related Corporation or any of its affiliates, or (iv) to amend, alter or repeal this Provision. For purposes of this Provision, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. A “significant part” of a corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

(b)	Paragraph (a) of this Provision shall not apply if the matter described in clause (i), (ii), (iii) or (iv) of paragraph (a), as the case may be, is approved pursuant to the requirements of applicable South Carolina law and either (A) at the time of such approval no Related Person (as defined in paragraph (c) below) is the beneficial owner of 10% or more of the outstanding shares of Common Stock of this corporation, or (B) two-thirds of the members of the Board of Directors of this corporation have approved the proposed transaction.

(c)	For purposes of this Provision, “Related Corporation” shall mean and include any corporation which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Related Person. For purposes of this Provision, “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its or their “affiliates” and “associates” (defined below), “beneficially owns” (as this term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on the date this Provision is adopted) in the aggregate 10% or more of the outstanding shares of the Common Stock of this corporation, and any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date this Provision is adopted) of any such individual, corporation, partnership or other person or entity; provided, however, that “Related Person” shall not include any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates”, “beneficially owns” in the aggregate 10% or more of the outstanding shares of the Common Stock of this corporation on December 31, 1987. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(d)	The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law.

ARTICLE ELEVEN: COMPOSITION OF BOARD OF DIRECTORS

The Board of Directors of the Corporation shall, whenever the Board of Directors shall consist of nine (9) or more members, be divided into three (3) classes, designated Class I, Class II, and Class III, as nearly equal in numbers as the then total number of Directors constitute the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of shareholders held April 12, 1988, four Directors of Class I were elected to hold office for a term of one (1) year, four Directors of Class II were elected to hold office for a term of two (2) years and four Directors of Class III were elected to hold office for a term of one (1) year. At each annual meeting of stockholders commencing at the annual meeting to be held in 1989, the successors to the class whose term shall then expire shall be elected and hold office for a term of three (3) years. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next meeting of stockholders at which directors are elected and until their successors shall be elected and qualified.

ARTICLE TWELVE: LIABILITY OF DIRECTORS

A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective.

ARTICLE THIRTEEN: BOARD CONSIDERATIONS

The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another Corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to (u) whether the offer is acceptable based on the historical operating results, current financial condition and future prospects of the Corporation and its subsidiaries, including consideration of the Corporation’s current strategic plan; (v) whether a more favorable offer could be obtained in the foreseeable future; (w) the social, economic or any other material impact of the proposed transaction upon the employees and customers of the Corporation and its subsidiaries and the community that they serve; (x) the reputation and business practices of the offeror and its management and affiliates as they might affect the employees and customers of the Corporation and its subsidiaries and the future value of the Corporation’s stock; (y) the value of the securities, if any, that the offeror is offering in exchange for the Corporation’s or its subsidiary’s securities or assets based on an analysis of the value of the Corporation or its subsidiary as compared to the value of the offeror or other entity whose securities are being offered; and (z) any antitrust or other legal or regulatory issues that are raised by the offer.

ARTICLE FOURTEEN: REMOVAL OF DIRECTORS

A director may be removed from office prior to the expiration of such director’s term only for cause and only if such removal is approved by affirmative vote of the holders of a majority of the Company’s outstanding common stock.

ARTICLE FIFTEEN: ADOPTION OF BYLAWS

The Board of Directors of the Corporation shall adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws, subject to the shareholders’ concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws. The shareholders may provide that any or all bylaws altered, amended, repealed, or adopted by the shareholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of the Corporation.

ARTICLE SIXTEEN: AUTHORITY TO BORROW

The Board of Directors is expressly authorized, without the consent of the stockholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation’s bonds, debentures, notes or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable and to authorize and cause to be executed mortgages, pledges, charges and liens upon all or part of the real and personal property rights, interest and franchises of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

ARTICLE SEVENTEEN: INCORPORATOR

The name and address of the incorporator is:

NAME	ADDRESS
L. Leon Patterson	101 West Main Street Laurens, Laurens County South Carolina 29360

Date:
	By:	L. Leon Patterson
	Title:	Chief Executive Officer

Exhibit B

AMENDMENT TO

INCREASE AUTHORIZED COMMON STOCK AND

AUTHORIZE THE COMPANY TO ISSUE PREFERRED STOCK

Article Four of the Corporation’s Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

ARTICLE FOUR: STOCK

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is twenty-six million (26,000,000) shares, which are divided into two classes as follows:

(a)	One million (1,000,000) shares of preferred stock, no par value (the “Preferred Stock”); and

(b)	Twenty-five million (25,000,000) shares of common stock with a par value of $5.00 per share (the “Common Stock”).

The preferences, qualifications, limitations, restrictions, and special or relative rights in respect of the shares of each class are:

Preferred Stock. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including, but not limited to, determination of any of the following:

(a)	The distinctive serial designation and the number of shares constituting a series;

(b)	The dividend rate or rates, whether dividends are cumulative (and if so, on what terms and conditions), the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)	The voting rights, full or limited, if any, of the shares of the series, which could include the right to elect a specified number of directors if dividends on the series are not paid in a specified period of time;

(d)	Whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms, and conditions may vary under different conditions and at different redemption dates;

(e)	The amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the series;

(f)	Whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

(g)	Whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h)	Any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions of a series as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these articles of incorporation.

B-1

Common Stock.

(a)	Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(b)	In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer, or otherwise dispose of all or any part of such remaining assists to any other corporation, trust, or other entity and receive payment therefore in cash, stock, or obligations of such other corporation, trust, or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance therefore in kind to the holders of Common Stock.

(c)	Except as may be otherwise required by law or in these Articles of Incorporation or any amendment thereto, each holder of Common Stock has one vote in respect of each share of stock held by the holder of record on the books of the Corporation on all matters voted upon by the shareholders. No shareholder shall have cumulative voting rights for the election of directors.

B-2

Exhibit C

AMENDMENT TO

INCREASE AUTHORIZED COMMON STOCK

Article Four of the Corporation’s Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

ARTICLE FOUR: STOCK

The Corporation is authorized to issue one class of shares to be designated “common.” The total number of shares that the Corporation is authorized to issue is twenty-five million (25,000,000) shares, and the par value of each such share is $5.00.

C-1

Exhibit D

AMENDMENT TO

AUTHORIZE THE COMPANY TO ISSUE PREFERRED STOCK

Article Four of the Corporation’s Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

ARTICLE FOUR: STOCK

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is eleven million (11,000,000) shares, which are divided into two classes as follows:

(a)	One million (1,000,000) shares of preferred stock, no par value (the “Preferred Stock”); and

(b)	Ten million (10,000,000) shares of common stock with a par value of $5.00 per share (the “Common Stock”).

The preferences, qualifications, limitations, restrictions, and special or relative rights in respect of the shares of each class are:

Preferred Stock. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto, including, but not limited to, determination of any of the following:

(a)	The distinctive serial designation and the number of shares constituting a series;

(b)	The dividend rate or rates, whether dividends are cumulative (and if so, on what terms and conditions), the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)	The voting rights, full or limited, if any, of the shares of the series, which could include the right to elect a specified number of directors if dividends on the series are not paid in a specified period of time;

(d)	Whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms, and conditions may vary under different conditions and at different redemption dates;

(e)	The amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the series;

(f)	Whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

(g)	Whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h)	Any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions of a series as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these articles of incorporation.

D-1

Common Stock.

(a)	Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(b)	In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer, or otherwise dispose of all or any part of such remaining assists to any other corporation, trust, or other entity and receive payment therefore in cash, stock, or obligations of such other corporation, trust, or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance therefore in kind to the holders of Common Stock.

(c)	Except as may be otherwise required by law or in these Articles of Incorporation or any amendment thereto, each holder of Common Stock has one vote in respect of each share of stock held by the holder of record on the books of the Corporation on all matters voted upon by the shareholders. No shareholder shall have cumulative voting rights for the election of directors.

D-2

Exhibit E

CHAPTER 13.

DISSENTERS’ RIGHTS

ARTICLE 1.

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101. Definitions.

In this chapter:

(1)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3)	“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)	“Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7)	“Shareholder” means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(A)	A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

a.	Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

b.	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

c.	Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

d.	An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

i.	Alters or abolishes a preferential right of the shares;

ii.	Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

iii.	Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

iv.	Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

v.	Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

e.	Any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

f.	The conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

g.	The consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

(B)	Notwithstanding subsection (A), no dissenters’ rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a)	A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b)	A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters’ rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2.

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

SECTION 33-13-200. Notice of dissenters’ rights.

(a)	If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b)	If corporate action creating dissenters’ rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a)	If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b)	A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters’ notice.

(a)	If proposed corporate action creating dissenters’ rights under Section 33-13-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b)	The dissenters’ notice must be delivered no later than ten days after the corporate action was taken and must:

(1)	State where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3)	Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he or, if he is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4)	Set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5)	Be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders’ payment demand.

(a)	A shareholder sent a dissenters’ notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b)	The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)	A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a)	The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b)	The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250. Payment.

(a)	Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b)	The payment must be accompanied by:

(1)	The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)	A statement of the corporation’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand additional payment under Section 33-13-280; and

(5)	A copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a)	If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)	If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a)	A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters’ rights) was not the beneficial owner on the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b)	To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter’s right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a)	A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation’s offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1)	Dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2)	Corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

(3)	Corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b)	A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3.

JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300. Court action.

(a)	If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)	The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)	The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d)	The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)	Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a)	The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b)	The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2)	Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)	If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d)	In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters’ counsel against the corporation and in favor of the dissenters.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.			For	With- hold	For All Except

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2009

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on Tuesday, May 19, 2009 at 3:00 p.m. at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

		1.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐
Term Ending at the 2012 Annual Meeting L. Leon Patterson, Sam B. Phillips, Jr., L. Stewart Spinks, J. David Wasson, Jr
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to eliminate the requirement that stock repurchases be approved by the Company’s shareholders;	For ☐	Against ☐	Abstain ☐

		3.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to increase the authorized common stock from 10,000,000 shares to 25,000,000 shares;	☐	☐	☐
		4.	To amend Palmetto Bancshares, Inc.’s Articles of Incorporation to authorize up to 1,000,000 shares of blank check preferred stock; and	☐	☐	☐
		5.	To consider and act upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Please be sure to date and sign this proxy card in the box below.	Date
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.				☐
Sign above

¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿

PALMETTO BANCSHARES, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2008 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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